SCHEDULE 14A INFORMATION

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H.B. Fuller Company

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

Dear Shareholder:

Our 2018 Annual Meeting of Shareholders will be held on Thursday, April 12, 2018. This will be a "virtual only" meeting of shareholders. You may attend the meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2018. The online meeting will begin promptly at 2:00 p.m. The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. This method of delivery allows us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you plan on attending the virtual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or, if you received a printed copy of the proxy materials, by telephone or by mailing a proxy or voting instruction card.

Sincerely,

James J. Owens
President and Chief Executive Officer

February 28, 2018

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, April 12, 2018 at 2:00 p.m. Central Time. You may attend the online meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/FUL2018. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Items of Business:	The election of three directors named in the attached Proxy Statement for a three-year term.

A non-binding advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending December 1, 2018.

Approval of the H.B. Fuller Company 2018 Master Incentive Plan.

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You are entitled to vote on the above items of business if you were a shareholder of record at the close of business on February 14, 2018.

Voting by Proxy:

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Questions and Answers about the Meeting” beginning on page 5 of the attached Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.

By Order of the Board of Directors

Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 28, 2018

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 12, 2018

The Board of Directors (the "Board") of H.B. Fuller Company ("H.B. Fuller", the "Company" or "we") is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 12, 2018, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended December 2, 2017 available to our shareholders on or about February 28, 2018.

PROXY SUMMARY

Provided below are highlights of some of the information contained in this Proxy Statement. These highlights are only a summary. Please review the complete Proxy Statement and 2017 Annual Report to Shareholders before you vote.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 12, 2018 at 2:00 p.m.
Place:	Via the Internet. You may attend the online meeting by visiting www.virtualshareholdermeeting.com/FUL2018.
Record Date:	Wednesday, February 14, 2018
Voting:	You may vote at the meeting if you were a shareholder of record at the close of business on February 14, 2018 (see pages 5 - 8 for more information on voting)

PROPOSAL 1 – ELECTION OF DIRECTORS (see pages 11 - 13 for more information)

You are being asked to elect three directors. The Board is currently composed of nine directors and divided into three classes. The Class I directors are standing for election for a three year term at the Annual Meeting. The term of office for these Class I directors will expire at the Annual Meeting or until their successors are duly elected and qualified. All of our directors other than Mr. Owens are independent under New York Stock Exchange rules. Only independent directors serve on our Audit, Compensation, and Corporate Governance and Nominating Committees.

Vote required: Each director is elected by a plurality of the votes cast. However, if a nominee for director receives a greater number of votes “withheld’ from his or her election than votes “for” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information.

Information about our director nominees is set forth below:

Director Name	Age	Occupation	Director Since	Independent?	Other Public Boards?	Committees Serves On1
Thomas W. Handley	63	President and Chief Operating Officer, Ecolab Inc.	2010	Yes	Yes	A, C
Maria Teresa Hilado	53	Chief Financial Officer, Allergan plc	2013	Yes	No	A, C
Ruth Kimmelshue	55	Corporate Senior Vice President, Business Operations & Supply Chain, Cargill, Incorporated	2017	Yes	No	A, C

(1)	A – Audit Committee
C – Compensation Committee

The Board of Directors recommends a vote FOR election of each of the nominees.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (see pages 63 - 64 for more information)

The Company is required to provide shareholders with an annual advisory (non-binding) vote on the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”).

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (see page 65 more information)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 1, 2018. KPMG LLP has acted as our independent registered public accounting firm since 2004. Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4 – APPROVE THE H.B. FULLER COMPANY 2018 MASTER INCENTIVE PLAN (see pages 66 - 79 for more information)

On January 18, 2018, our Board of Directors adopted, upon recommendation of the Compensation Committee and subject to shareholder approval, the H.B. Fuller Company 2018 Master Incentive Plan (the “2018 Incentive Plan”). The purpose of the 2018 Incentive Plan is to promote the interests of the Company and our shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

The Board of Directors recommends a vote FOR this proposal.

2017 PERFORMANCE HIGHLIGHTS

Net income for the 2017 fiscal year was $58.2 million, or $1.13 per diluted share, versus net income of $124.1 million, or $2.42 per diluted share, in the 2016 fiscal year. Adjusted diluted earnings per share in the 2017 fiscal year were $2.45, up 1 percent versus the prior year adjusting for the extra week in the prior fiscal year.

Net revenue for the 2017 fiscal year was $2,306 million, up 10 percent compared to the 2016 fiscal year. Adjusting for the Royal acquisition and the extra week in fiscal 2016, constant currency revenue grew by 10.6 percent year-over-year and organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 7 percent.

During the 2017 fiscal year, the Company had 52 weeks of operations while fiscal year 2016 was 53 weeks in length.

For the 48th consecutive year, we implemented an increase in the amount of the quarterly cash dividend paid to our shareholders, with a 7 percent increase this year.

More information on our 2017 performance can be found on pages 29 - 30. All non-GAAP information is reconciled with reported GAAP results in Annex A.

EXECUTIVE COMPENSATION PROGRAM (for more information, see pages 29 - 48)

Our focus is to accelerate profitable growth, and we motivate performance and measure our results in large part by the metrics contained in our annual short-term cash incentive plan (the "STIP"). Overall, in fiscal year 2017, based on the metrics used in our 2017 STIP, the Company performed as follows:

•       For the Company-wide financial metrics, we exceeded the target level for organic revenue, and we exceeded the threshold level for adjusted operating income ("AOI") and adjusted diluted earnings per share ("AEPS").

•       Performance related to regional and business short-term incentive metrics for our executive officers named in the "Summary Compensation Table" on page 49 (the "NEOs") other than our Chief Executive Officer (the "CEO") and the Chief Financial Officer (the "CFO"), was varied with all results but one exceeding the threshold metric and some results exceeding the target level. None of the regional and business short-term incentive results met or exceeded the superior level.

The achievement of our financial metrics resulted in short-term cash incentive payouts for our CEO and CFO of 93.0% and 88.7%, respectively, of target and ranged from 40.7% to 103.3% of target for our other NEOs.

With regard to our long-term incentive plan metric, which is return on invested capital ("ROIC"), we exceeded the target level for both fiscal year 2017 and fiscal year 2016 resulting in vesting of restricted stock units at a level above the target level for both fiscal years.

Our executive compensation program is also designed to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. Highlights of our executive compensation program include:

▪

A strong emphasis on pay for performance: Our STIP program is a key way in which we pay for performance. As noted above, in fiscal year 2017, we exceeded the threshold level for all company-wide short-term incentive metrics, which consisted of organic revenue, AOI and AEPS. Performance levels related to regional and segment and key market metrics were varied.

▪

In addition, our grants of long-term incentive awards (stock options and performance-based restricted stock units ("RSUs")) to our CEO contain two different performance conditions that must be met prior to each grant of restricted stock units vesting. For grants of RSUs subject to STIP metric performance, this performance metric condition was met for fiscal year 2017 and previous years. For grants of RSUs subject to our ROIC performance, the ROIC metric was exceeded for the first year and second year of vesting, resulting in a vesting of 117.5% and 105% of target for all NEOs, respectively (including the CEO). Future vestings of these grants of performance-based RSUs will require meeting at least a threshold level of ROIC annually. Finally, the time-based RSUs granted to all NEOs (except the CEO) tie a significant portion of NEO total compensation to shareholder value creation, which is measured by share price performance. See further discussion and detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

▪	A policy regarding “claw-backs” of executive and key manager incentive compensation;

▪	A prohibition on hedging, pledging and certain other transactions in the Company's common stock by executive officers;

▪	An emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests,

▪	A prohibition on re-pricing of stock options; and

▪	Stock ownership goals for our executive officers.

For fiscal year 2017, our Compensation Committee approved the following:

▪

Termination of the Bonus Multiplier Program for fiscal 2017. Therefore, there was no opportunity to increase (or decrease) an individual's short-term cash incentive payout by plus or minus five percent as provided for under this Program.

▪	The short-term incentive plan had three performance levels -- threshold, target and superior. Previously, the STIP had four performance levels -- threshold, target, superior and superior stretch.

▪

A special one-time RSU grant for most STIP participants (including all of the NEOs). The NEOs needed to be employed by the Company on January 26, 2017, to receive the grant. Additionally, NEOs will need to meet service requirements for this award to vest. The CEO's special one-time RSU grant contains a performance condition which must be met prior to vesting.

▪

On October 20, 2017 the Company acquired Royal Adhesives, a manufacturer of high-value specialty adhesives and sealants. At that time, the Compensation Committee approved a special, one-time performance-based non-qualified stock option ("NQSO") award to NEOs to provide incentive for the successful integration of Royal's business with the Company's business. These performance-based NQSOs vest contingent upon the Company achieving adjusted earnings before interest, taxes depreciation and amortization ("AEBITDA") at least at a threshold level of AEBITDA performance for fiscal year 2020.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These matters include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), the ratification of the appointment of our independent registered public accounting firm, and the approval of the 2018 Incentive Plan.

At the meeting, the foregoing matters will be presented for a vote by the shareholders, and management will respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Say on Pay Proposal, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 1, 2018, and "FOR" the 2018 Master Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 14, 2018, you are entitled to vote at the meeting.

As of the record date, 50,527,464 shares of common stock of the Company ("Common Stock") were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 50,527,464 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present at the online meeting and votes at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote at the online meeting as described in “Can I vote my shares during the online meeting?” below.

If you hold any shares of Common Stock in the H.B. Fuller Company 401(k) & Retirement Plan (the “401(k) Plan”), you are being provided access to the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan will be voted by the plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of Common Stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

Can I vote my shares during the online meeting?

Yes. If you are a shareholder of record, you may attend the meeting and vote your shares electronically during the online meeting by visiting www.virtualshareholdermeeting.com/FUL2018. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. However, even if you currently plan to attend the online meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the online meeting.

If you hold your shares of Common Stock in street name, you may vote your shares electronically during the online meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares during the meeting.

If you are a participant in the 401(k) Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares during the online meeting.

What vote is required for the proposals to be approved?

Each director is elected by a plurality of the votes cast. However, if a nominee for director receives a greater number of votes “withheld’ from his or her election than votes “for” such election, the director shall submit to the Board a letter of resignation for consideration. See the heading “Director Elections” in the “Corporate Governance” section of this Proxy Statement for more information. With respect to the Say On Pay Proposal, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and the approval of the 2018 Master Incentive Plan, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each proposal is required, provided that the total number of shares of Common Stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, on the ratification of the appointment of KPMG LLP and the approval of the 2018 Master Incentive Plan.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on any proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this withholding of authority to vote will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal or the 2018 Master Incentive Plan.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the Say on Pay Proposal;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 1, 2018;

•	FOR the approval of the 2018 Master Incentive Plan; and

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the online meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting electronically at the online meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $12,000 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 12, 2018

Our Proxy Statement and 2017 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the annual meeting. The Board does not intend to present any other matters for a vote at the annual meeting. If you wish to present a proposal at the 2019 Annual Meeting, please see “How can a shareholder present a proposal at the 2019 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the annual meeting.

How can a shareholder present a proposal at the 2019 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2019 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 25, 2018. The proposal must comply with SEC rules regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such rules and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal at the 2019 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than January 8, 2019 and no earlier than December 7, 2018. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2017 Annual Report on Form 10-K?

Our 2017 Annual Report, including our Annual Report on Form 10-K for the year ended December 2, 2017, accompanies this Proxy Statement. The 2017 Annual Report, including our Annual Report on Form 10-K, is also available via the internet in the “Financial” section of our Investor Relations page of our website (www.hbfuller.com). If requested, we will provide you a paper copy of the 2017 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2017 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of Common Stock each director and NEO beneficially owned as of January 29, 2018. The table also shows the beneficial ownership of Common Stock by all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and Common Stock underlying phantom stock units, time-based restricted stock units and performance-based restricted stock units that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

	Amount and		Percent of
	Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership		Outstanding
BlackRock, Inc.	6,399,023	[1]	12.68%
The Vanguard Group, Inc.	5,203,864	[2]	10.31%
State Street Corporation	3,091,491	[3]	6.13%
Mairs and Power, Inc.	3,057,749	[4]	6.06%

Thomas W. Handley	19,015	[5]	*
Maria Teresa Hilado	16,970	[5]	*
J. Michael Losh	101,742	[5]	*
Lee R. Mitau	95,449	[5,6]	*
Dante C. Parrini	12,541	[5]	*
John C. van Roden, Jr.	48,030	[5]	*
R. William Van Sant	41,008	[5]	*
James J. Owens	782,672	[7]	1.53%
John J. Corkrean	18,367	[8]	*
Heather A. Campe	62,342	[9]	*
Traci L. Jensen	105,104	[10]	*
Patrick M. Kivits	27,637	[11]	*
All directors and executive officers as a group (21 people) [12]	1,797,806	[13]	3.46%

*	Indicates less than 1%.

(1)

This information is based on a Schedule 13G/A filed with the SEC on January 17, 2018 reporting beneficial ownership as of December 31, 2017. BlackRock, Inc., a parent holding company, reported that it has sole voting power over 6,295,208 shares and sole dispositive power over all of the shares. The holder’s address is 55 East 52nd Street, New York, New York 10055.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 9, 2018 reporting beneficial ownership as of December 31, 2017. The Vanguard Group, Inc., an investment adviser, reported that it has sole voting power over 86,887 shares, shared dispositive power over 89,646 shares and sole dispositive power over 5,114,218 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

This information is based on a Schedule 13G filed with the SEC on February 14, 2018 reporting beneficial ownership as of December 31, 2017. State Street Corporation, a holding company, reported that it has shared voting and shared dispositive power over all of the shares. The holder’s address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(4)

This information is based on a Schedule 13G/A filed by the holder with the SEC on February 14, 2018 reporting beneficial ownership as of December 31, 2017. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 2,454,765 shares and sole dispositive power over 3,057,749 shares. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(5)

Includes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation,” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Thomas W. Handley	17,668	Dante C. Parrini.	11,200
Maria Teresa Hilado	15,624	John C. van Roden, Jr.	33,069
J. Michael Losh	98,145	R. William Van Sant	17,843
Lee R. Mitau	52,676

Excludes shares of Common Stock subject to phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may not be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Thomas W. Handley	19,725	R. William Van Sant	76,807
Lee R. Mitau	100,814

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes 100 shares held by Mr. Mitau's daughter and over which Mr. Mitau does not have voting control.

(7)

Includes 346 shares held in trust under the 401(k) Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 617,967 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 74,115 performance-based restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(8)

Includes 13,320 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 5,331 performance-based restricted stock units and 14,102 time-based restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(9)

Includes 52,115 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 4,811 performance-based restricted stock units and 6,354 time-based restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(10)

Includes 85,822 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 5,214 performance-based restricted stock units and 6,385 time-based restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(11)

Includes 25,386 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 3,910 performance-based restricted stock units and 6,183 time-based restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(12)	Ruth Kimmelshue was appointed as a director on October 4, 2017. As of January 29, 2018, Ms. Kimmelshue did not have beneficial ownership of any Common Stock.

(13)

Includes 1,586 shares held in trust under the 401(k) Plan, 1,179,758 shares that could be issued pursuant to stock options which are currently exercisable (or may be within 60 days), 5,002 time-based and performance-based restricted stock units, and 246,225 phantom stock units credited to directors’ individual H.B. Fuller Common Stock accounts under the Directors’ Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes 198,165 phantom stock units credited to the individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may not be acquired within 60 days. Excludes 115,207 performance-based restricted stock units and 78,326 time-based restricted stock units which are subject to forfeiture. None of the performance-based restricted stock units, time-based restricted stock units or any of the phantom stock units in the Directors’ Deferred Compensation Plan or the Key Employee Deferred Compensation Plan are entitled to vote at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2017.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of nine directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I directors, consisting of Thomas W. Handley, Maria Teresa Hilado and Ruth Kimmelshue, will expire at the annual meeting.

At the annual meeting, three persons are to be elected as Class I directors to hold a three-year term of office from the date of their election until the 2021 annual meeting or until their successors are duly elected and qualified. The three nominees for election as Class I directors are Thomas W. Handley, Maria Teresa Hilado and Ruth Kimmelshue, all of whom are currently directors. Each of the nominees has agreed to serve as a director if elected. Following the annual meeting, the Board will be comprised of nine directors. Pursuant to our Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class II directors, consisting of Dante C. Parrini, John C. van Roden, Jr. and James J. Owens, will expire at the annual meeting in 2019, and the term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the annual meeting in 2020. All of the directors except Ms. Kimmelshue, who was appointed during fiscal 2017, were elected to the Board of Directors by the shareholders.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class I directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2018.

Class I (Term Ending in 2018)

Thomas W. Handley
Age:	63
Director Since:	2010
Principal Occupation:	President and Chief Operating Officer of Ecolab Inc. ("Ecolab"), a global company providing businesses with solutions for clean water, safe food, abundant energy and healthy environments.
Business Experience:

Mr. Handley has been with Ecolab since August 2003.  Prior to his appointment as President and Chief Operating Officer of Ecolab in September 2012, Mr. Handley served in a variety of senior management positions of increasing responsibility at the senior vice president, executive vice president and business president levels, including leading strategic planning for the company and leading a number of its domestic and global industrial, foodservice, healthcare and service businesses. Before joining Ecolab, he held various management positions with The Procter & Gamble Company ("P&G") from 1981 to 2003, including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business. Mr. Handley also managed various businesses in Mexico and Latin America for P&G. Mr. Handley brings a valuable operating perspective to our Board due to his broad experience in a variety of markets and businesses both domestically and internationally while at P&G and Ecolab. He also has experience with increasing Ecolab’s presence in new markets, something which is critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Ecolab, as a member on another public company board and as a current and former board member of several non-profit organizations and foundations.

The Board of Directors has determined that Mr. Handley is an audit committee financial expert as that term is defined under the rules of the SEC.

Other Directorships:	Mr. Handley is a director of Republic Services, Inc.

Maria Teresa Hilado
Age:	53
Director Since:	2013
Principal Occupation:

Chief Financial Officer, Allergan plc ("Allergan") a global pharmaceutical company focused on developing, manufacturing and commercializing high quality and innovative branded pharmaceutical products for patients around the world.

Business Experience:

In December 2014, Ms. Hilado joined Allergan, as Chief Financial Officer. She leads the global finance organization and has oversight over Treasury, Control, Audit, Investor Relations, Commercial Finance and Tax, to name a few. Ms. Hilado will retire as Chief Financial Officer of Allergan at the end of February 2018. Prior to December 2014, Ms. Hilado served as Senior Vice President, Finance and Treasurer at PepsiCo, Inc. ("PepsiCo"), a position which she held since 2009. During her time at PepsiCo, Ms. Hilado had global operating responsibility for the treasury organization of PepsiCo, including capital markets, cash management, international treasury, pensions, insurance and global procurement finance. Ms. Hilado has over 27 years of finance, treasury and strategic experience in large global public corporations across a variety of industries. Prior to joining PepsiCo in 2009, she served as the Vice President and Treasurer at Schering-Plough Corp., a pharmaceutical company now known as Merck & Co., from 2008 to 2009. She was responsible for the strategic oversight and direction of the global Treasury function. Ms. Hilado joined General Motors ("GM") Corporation in 1990, spending 17 years in a variety of senior finance roles including Assistant Treasurer. In addition, she held a variety of positions in M&A, labor negotiations and treasury. She also served as Chief Financial Officer of General Motors Acceptance Corporation Commercial Finance from 2001 to 2005. From May 2013 until August 2013, Ms. Hilado served on the board of directors of Bausch + Lomb. Ms. Hilado brings strategic leadership experience to our Board, providing our Board with her broad and extensive experience in the areas of corporate finance and treasury operations, skills that are particularly helpful in her service on our Board’s Audit Committee. She also has demonstrated business acumen, global experience and strategic insight, skills that greatly enhance our Board.

The Board of Directors has determined that Ms. Hilado is an audit committee financial expert as that term is defined under the rules of the SEC.

Ruth Kimmelshue
Age:	55
Director Since:	2017
Principal Occupation:

Corporate Senior Vice President, Business Operations & Supply Chain, Cargill, Incorporated ("Cargill"), a global company providing food, agriculture, financial and industrial products and services to the world.

Business Experience:

Since December 2015, Ms. Kimmelshue has lead Cargill’s Business Operations & Supply Chain, which is comprised of Cargill Strategic Sourcing & Procurement; Plant Operations; Cargill Transportation & Logistics; Environment, Health & Safety; Food Safety, Quality & Regulatory and Research & Development. The Business Operations & Supply Chain team is responsible for delivering integrated end-to-end supply chain capabilities and functional expertise to Cargill and its businesses. Ms. Kimmelshue is a member of Cargill’s Executive Team. Before taking her current role, from March 2015 to December 2015, Ms. Kimmelshue was a corporate leader for Cargill’s Animal Protein and Salt businesses, a position she was appointed to after serving as Business Unit President for Cargill Turkey & Cooked Meats from March 2013 to August 2015. Prior to this time, she served in several positions including Business Unit President of Cargill Salt, and Vice President and Commercial Manager of Cargill AgHorizons. From October 2003 to October 2005, Ms. Kimmelshue also led Cargill Supply Chain Solutions, an internal consulting organization serving Cargill’s businesses around the world, where she gained her understanding of strong supply chain processes and capabilities. Ms. Kimmelshue began her career in 1986 at Continental Grain Company ("Continental"). She held roles at Continental in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe. Cargill acquired Continental in 1999. Ms. Kimmelshue's depth of experience in leading successful global businesses, coupled with her experience in operations and supply chain, will be extremely valuable to the Board and our management team.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third party search firm was engaged during fiscal 2017. The Corporate Governance and Nominating Committee will review all nominees to the Board of Directors, including an assessment of a nominee’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Board of Directors considers each of these factors when evaluating director nominees and evaluates the makeup of the Board of Directors with regard to these factors on an ongoing basis as it searches for and asks director nominees to join the Board. The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite any nominee to join or stand for re-election to the Board. The Committee will consider candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2017.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms provided the following information about themselves as of January 31, 2018.

Class II (Term Ending in 2019)

Dante C. Parrini
Age:	53
Director Since:	2012
Principal Occupation:	Chairman and Chief Executive Officer, P.H. Glatfelter Company ("Glatfelter"), a global supplier of specialty papers and engineered materials
Business Experience:

Mr. Parrini joined Glatfelter in 1997, and is currently serving as its Chairman and Chief Executive Officer. He has served as President and Chief Executive Officer since January 2011, and Chairman of the Board since May 2011. He was previously Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. As a result of his positions at Glatfelter, Mr. Parrini brings a broad range of management experience to our Board. In his different capacities at Glatfelter, he has had responsibility for worldwide operations (including global profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology, human resources, and strategy and development.

John C. van Roden, Jr.
Age:	68
Director Since:	2003
Principal Occupation:	Independent Director
Business Experience:

Mr. van Roden served as Presiding Director of Airgas, Inc. ("Airgas"), the nation's leading single-source supplier of gases, welding equipment and supplies, and safety products, from 2010 to 2014. Mr. van Roden was Chairman of the Board of Airgas from September 2010 through August 2011. In February 2003, Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company ("Glatfelter"), a global supplier of specialty papers and fiber-based engineered materials, and served in that capacity until January 2007, at which time he became a consultant to Glatfelter until 2009. Mr. van Roden brings a broad range of management and finance experience to our Board. During the course of his career, Mr. van Roden has held leadership roles in the finance area for a number of public companies, including as the Chief Financial Officer of Glatfelter, Conectiv, LLC (an energy company) and Lukens, Inc. (specialty steel manufacturer). This expertise, along with his extensive experience serving on the boards of several other public companies, provides additional depth to our Board’s leadership and governance capabilities. During his 15 years of service on our Board, Mr. van Roden has developed extensive knowledge of our Company and its businesses. He has been Chair of the Company's Audit Committee since 2015.

The Board of Directors has determined that Mr. van Roden is an audit committee financial expert as that term is defined under the rules of the SEC.

James J. Owens
Age:	53
Director Since:	2010
Principal Occupation:	President and Chief Executive Officer, H.B. Fuller Company
Business Experience:

Mr. Owens was appointed President and Chief Executive Officer of H.B. Fuller in November 2010. Prior to that appointment, he served as Senior Vice President, Americas from January to November 2010 and as Senior Vice President, North America from August 2008 to January 2010. Prior to joining H.B. Fuller, Mr. Owens served as Senior Vice President of Henkel Corporation, a global manufacturer of home care products, cosmetics, toiletries and adhesives products, from April to August 2008. Mr. Owens spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of management positions, including serving as Corporate Vice President and General Manager (from December 2004 to April 2008), Vice President and General Manager of the Europe/Middle East and Africa adhesives business; Corporate Vice President and General Manager of the North American adhesives business; Business Director for the pressure sensitive and laminating adhesives businesses; Marketing Manager; and Technical Services Manager. As President and Chief Executive Officer of H.B. Fuller and through his career-long experience in the adhesives industry, Mr. Owens brings to Board discussions and deliberations his deep knowledge of the industry. In addition, Mr. Owens is the voice of management on the Board.

Other Directorships:	Mr. Owens is a Director of Donaldson Company, Inc.

Class III (Term Ending in 2020)

J. Michael Losh
Age:	71
Director Since:	2001
Principal Occupation:	Independent Director
Business Experience:

Mr. Losh is currently the non-executive Chairman of MASCO Corporation ("MASCO"), a global leader in the design, manufacture and distribution of branded home improvement and building products. He was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation (now a wholly-owned subsidiary of Asahi Tec Corporation), a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Company ("GM") from 1964 to 2000. Mr. Losh brings a wealth of global operating, financial and accounting experience through his 36-year career at GM, where he held a variety of roles in the United States, Brazil and Mexico, including Chief Financial Officer from 1994 to 2000. He also contributes extensive audit committee and corporate governance expertise, gained through his service on several other public company boards. During his 17 years of service on our Board, Mr. Losh has developed an in-depth knowledge of the Company and its businesses.

Other Directorships:

Mr. Losh is a director of Prologis, Inc. ("Prologis"), Aon plc ("AON"), and MASCO. Mr. Losh is chairman of the audit committees of Prologis and Aon. He is also chairman of the nominating and governance committee at MASCO.

Lee R. Mitau
Age:	69
Director Since:	1996, Chairman of the Board since December 2006
Principal Occupation:	Chairman of the Board, H.B. Fuller Company and Graco Inc. ("Graco")
Business Experience:

Mr. Mitau served as Executive Vice President and General Counsel of U.S. Bancorp from 1995 until March of 2013, when he retired. Mr. Mitau serves as Chairman of the Board, Chair of our Corporate Governance and Nominating Committee and as a member of our Compensation Committee, and has extensive public company legal and governance expertise. He is widely recognized as an expert in the area of corporate governance, and is a highly regarded and sought after speaker on the topic of corporate governance. He has gained expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as a practicing attorney with a global law firm, where he headed the firm’s corporate and securities practice, and as the Executive Vice President, General Counsel and Secretary of U.S. Bancorp. In addition, since 1990, Mr. Mitau has served on the board of Graco. During his 22 years of service on the Board, Mr. Mitau has developed an in-depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.

Other Directorships:	Mr. Mitau is Chairman of the Board of Graco

R. William Van Sant
Age:	79
Director Since:	2001, Vice Chairman of the Board since 2011
Principal Occupation:

Executive Chairman and Director, Builtrite Holdings, LLC ("Builtrite"), a portfolio company of TJM Capital Partners, which designs and produces broad families of truck mount and stationary electric material handlers and material handling attachments; Operating Partner, TJM Capital Partners ("TJM"), a private equity boutique; Senior Advisor, Yukon Partners II, L.L.C. ("Yukon") a mezzanine fund; Senior Advisor, Tenex Capital Management L.P. ("Tenex"), a private equity fund.

Business Experience:

Since April 2015, Mr. Van Sant has served as Executive Chairman and Director of Builtrite. Builtrite recently acquired S.A.S. of Luxemberg, Ltd. ("SAS"). SAS designs and produces unique auto processors and material handling attachments for auto recyclers. Since 2014, Mr. Van Sant has served as a Senior Advisor at Tenex and, from 2012 to 2014, he served as a Senior Operating Partner at Tenex. He also served as the Chairman or as a director of two portfolio companies of Tenex prior to 2017. Mr. Van Sant has also been a Senior Advisor at Yukon since July 2014. In addition to actively advising private equity funds and their portfolio companies, Mr. Van Sant may from time to time take ownership interests in the funds and portfolio companies he advises. From January 2008 until February 2013, he was an operating partner of Stone Arch Capital, LLC, a private equity firm. From August 2006 through December 2007, he was President and Chief Executive Officer of Paladin Brands Holding, Inc., which manufactures attachments for construction equipment. From 2003 until August 2006, Mr. Van Sant was Chairman, and from 2003 until November 2005, Mr. Van Sant was Chairman and Chief Executive Officer, of Paladin Brands, LLC. He was an operating partner of Norwest Equity Partners, a private equity firm, from 2001 to 2006. He also held roles of increasing responsibility over a nearly 30 year career at John Deere Company. Mr. Van Sant brings to our Board his expertise in management, finance and manufacturing operations, experience he has acquired over many years as a director, chairman or chief executive officer with a variety of manufacturing companies, including those listed above as well as Nortax Inc., Lukens, Inc., Blount Inc., Cessna Aircraft Company and Graco Inc. ("Graco"). Mr. Van Sant also brings a wealth of merger and acquisition experience and governance experience to our Board. Mr. Van Sant was appointed Vice Chairman of our Board of Directors in July 2011. In addition, Mr. Van Sant has gained a detailed understanding of our company and its businesses through his service on our Board during the past 17 years.

Other Directorships:	Mr. Van Sant is a director of Graco. He serves on the audit committee and governance committee of Graco's board of directors.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page.

Communications with Directors

Any shareholder may contact the Board, any Board committee or any independent director, by mailing a letter addressed to the attention of the Corporate Secretary. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; advertisements, junk mail and surveys; and any other communication that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Handley and Ms. Kimmelshue recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered customer-supplier transactions between: (i) the Company and Ecolab, of which Mr. Handley is President and Chief Operating Officer and (ii) the Company and Cargill, of which Ms. Kimmelshue is Corporate Senior Vice President, Business Operations & Supply Chain. After consideration of these relationships, the Board of Directors determined that the directors had no direct or indirect material interest in the transactions. In addition, the dollar amounts involved in the transactions with Ecolab and Cargill fall below the thresholds set by the NYSE for director independence.

Meetings of the Board and the Board’s Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. During the 2017 fiscal year, the Board held nine meetings. The directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2017 fiscal year. In addition, all of the directors attended our Annual Meeting of Shareholders held on April 6, 2017.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

John C. van Roden, Jr. (Chair)	Maria Teresa Hilado
Thomas W. Handley	Ruth Kimmelshue

Number of Meetings in fiscal year 2017:  Nine

Functions:    The Audit Committee reviews the Company's financial information and disclosures, appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews our annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with legal and regulatory requirements, our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that John C. van Roden, Jr., Thomas W. Handley and Maria Teresa Hilado satisfy the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2017 is included in this Proxy Statement.

Compensation Committee

R. William Van Sant (Chair)	Ruth Kimmelshue
Thomas W. Handley	Lee R. Mitau
Maria Teresa Hilado	Dante C. Parrini

Number of Meetings in fiscal year 2017:  Five

Functions:  The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. Since April 2010, the Compensation Committee has used Conduent, Inc. (formerly Buck Consultants, LLC) ("Conduent") to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee.

The Compensation Committee retained Conduent to be its independent compensation consultant due to its independence and industry experience. Conduent advises the Compensation Committee on director and executive compensation, but does no other work for the Company. The Company uses Willis Towers Watson for actuarial, benefits and medical plan consulting services. During fiscal 2017, we purchased broad-based market compensation survey information from Willis Towers Watson and Hewitt Associates. See discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee believes that Conduent provides candid, direct and objective advice to the Compensation Committee. To ensure independence:

•	The Compensation Committee directly hired and has the authority to terminate Conduent

•	Conduent is engaged by and reports directly to the Compensation Committee and its Chairman

•

None of the members of the Compensation Committee have a business or personal relationship with the Conduent consultant with whom the Committee works, outside of work he provides for the Compensation Committee. The individual advisor employed by Conduent with whom the Compensation Committee works does not have any business or personal relationship with any executive officer of the Company and he does not own any Common Stock.

•	The amount of fees that Conduent receives for work performed for the Company is de minimis as a percentage of Conduent’s annual revenue

•	Conduent does only work for the Compensation Committee that falls within the scope of work of the service agreement. No other work will be initiated without the Committee’s approval.

•	Conduent has direct access to all members of the Compensation Committee during and between meetings

•	No employee of Conduent works for the Company

•

The Compensation Committee has approved direct interaction between Conduent and management; however; these interactions are generally limited to discussions on behalf of the Compensation Committee and information that is presented to the Compensation Committee for approval.

In addition, the Compensation Committee has assessed the independence of Conduent pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Conduent, or the individual advisor employed by Conduent with whom we work, from independently representing the Compensation Committee.

A representative of Conduent generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and its chair may request meetings with the independent compensation consultant in executive session without management present.

During fiscal 2017, the Compensation Committee asked Conduent to conduct a review and analysis of non-employee director compensation. Conduent presented information regarding director compensation to the Compensation Committee, provided a market data report on director compensation and presented its findings and recommendations for discussion. Conduent provided these services and reported directly to the Compensation Committee Chair.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2017 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	John C. van Roden, Jr.
J. Michael Losh	R. William Van Sant
Dante C. Parrini

Number of Meetings in fiscal year 2017:  Three

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

•

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices.

•

The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy at meetings where the strategy is presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

•

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above), and reports its conclusions to the Board.

Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis. In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

Management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chairman of the Board and Chief Executive Officer since 2006. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed. In addition, Mr. Van Sant has served as Vice Chairman of the Board since fiscal 2011 and in this role he provides special assistance, oversight and guidance to the Chairman of the Board in performing the duties of the Chairman, and he provides counsel to the Chief Executive Officer.

Director Elections

With respect to the election of directors, during fiscal 2014, our Board adopted a so-called “plurality-plus” standard. In accordance with procedures set forth in our Corporate Governance Guidelines, at any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance and Nominating Committee will consider all factors deemed relevant by members of the Corporate Governance and Nominating Committee, including, without limitation, (i) the perceived reasons why shareholders withheld votes “for” election from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with listing standards, (v)  the purpose and provisions of the Corporate Governance Guidelines, and, (vi) the best interests of the Company and its shareholders. To the extent that one or more directors’ resignation are accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the Board will publicly disclose its decision whether to accept the director’s resignation offer.

Board Performance Evaluation

The Board of Directors has a practice of annually reviewing its performance, and the performance of its committees and individual directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director and their immediate family members. In general, the policy provides that certain transactions with these related persons and their immediate family members and certain transactions with any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2017, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each non-employee director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the practices of boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our non-employee director compensation.

2017 Review of Director Compensation

The Compensation Committee uses Conduent to provide ongoing advice and information regarding design and implementation of the Company’s executive and director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Compensation Committee” in the Corporate Governance section in this Proxy Statement. At its July 2017 meeting, the Compensation Committee reviewed a market analysis conducted by Conduent relating to non-employee director compensation, including annual board retainers, committee chair retainers and annual stock-based awards. The market analysis included our peer group (see section titled “Executive Compensation – Compensation Discussion and Analysis – Competitive Market - Peer Group Data” in this Proxy Statement) and a subset of our peer group with revenues under $4.2 billion. We also use the Frederic W. Cook & Company 2016 Survey on Non-Employee Director Compensation Across Industry and Size (which includes 300 companies: 100 Small Cap (Less than $1B), 100 Mid Cap ($1B - $5B) and 100 Large Cap (Greater than $5B)), with mid cap company information as the primary point of reference.

After a review of the market comparison data, the Compensation Committee determined the non-employee directors’ annual equity-based grant was lower than the market median and decided to increase the annual equity-based award value from $100,000 to $115,000 to better align with market median. No other changes were made to our non-employee directors' compensation program.

Cash Fees

The fees paid to our non-employee directors are set forth in the table below. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

The following fees are paid to our non-employee directors:

Annual Cash Retainers

Board Member	$ 90,000
Non-Executive Chairman	$ 70,000
Non-Executive Vice Chairman	$ 30,000
Audit Committee Chair	$ 20,000
Compensation Committee Chair	$ 15,000
Corporate Governance and Nominating Committee Chair	$ 12,000

Equity Awards

Annual Award of Deferred Phantom Stock Units	Valued at $ 115,000
One-time Initial Award of Restricted Stock Units	1,300 units

Expense Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business.

Equity Awards

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of deferred stock units to each non-employee director, which pays out in shares of Common Stock under the terms of H.B. Fuller Company Directors’ Deferred Compensation Plan (“DDCP”) and pursuant to elections made by each director. This plan is described below.

On July 13, 2017, the Compensation Committee made a discretionary award in the amount of $115,000 to each non-employee director. This amount was divided by the fair market value of the Common Stock on the date of grant to determine the number of deferred stock units awarded under the DDCP.

In addition, each non-employee director typically receives a one-time grant of restricted stock units upon his or her initial election to the Board. These restricted stock units awards are granted under our H.B. Fuller Company 2016 Master Incentive Plan, which is described below. In general, these shares vest three years from the date of grant subject to continued service during that period. Ms. Kimmelshue received a grant of restricted stock units upon her election to the Board.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their board and chair retainers. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or the Common Stock as elected by the director prior to deferring any fees. Directors who elect their retainers to be deferred into Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of the Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of Common Stock on the dividend payment date. If a participant elects to defer retainers into the Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller Common Stock account under this plan. As described above, during fiscal year 2017, the Compensation Committee exercised this discretion and awarded each non-employee director 2,248.29 Common Stock units under this plan.

Any amounts deferred under this plan are paid in shares of Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

H.B. Fuller Company 2016 Master Incentive Plan

Under the H.B. Fuller Company 2016 Master Incentive Plan (the "2016 Incentive Plan"), we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the DDCP. The Compensation Committee determines the type, amount and other terms and conditions of any awards to executive officers under the 2016 Incentive Plan.

Physical Examinations

Non-employee directors are reimbursed for a preventative/diagnostic annual physical examination and local travel expenses. In fiscal year 2017, J. Michael Losh and Lee R. Mitau received reimbursement for a physical examination. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Matching Gifts to Educational, Arts and Cultural Organizations Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table – Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	All Other Compensation ($) [2]	Total ($)
Thomas W. Handley [3]	90,000	115,000	9,000	214,000
Maria Teresa Hilado [4]	90,000	115,000	9,000	214,000
Ruth Kimmelshue	22,500	72,475	195	95,170
J. Michael Losh [5]	90,000	115,000	11,044	216,044
Lee R. Mitau [6]	172,000	115,000	20,457	307,457
Dante C. Parrini	90,000	115,000	-	205,000
Ann W. Simonds [7]	22,500	-	2,250	24,750
John C. van Roden, Jr.	110,000	115,000	1,000	226,000
R. William Van Sant [8]	135,000	115,000	13,500	263,500

(1)

The amounts in this column are calculated based on the fair market value of the Common Stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director, except Ms. Kimmelshue (who became a director October 4, 2017) received an award of 2,248.29 deferred stock units on July 13, 2017 with a grant date fair value of $115,000. Ms. Kimmelshue received a grant of 1,300 RSUs on October 4, 2017.

The aggregate number of deferred stock units and restricted stock units held by each non-employee director as of December 2, 2017 were as follows:

Name	Deferred Common stock Units (#)

Thomas W. Handley	37,393
Maria Teresa Hilado	15,624
Ruth Kimmelshue	1,303
J. Michael Losh	98,145
Lee R. Mitau	153,490
Dante C. Parrini	11,200
John C. van Roden, Jr.	33,069
R. William Van Sant	94,650

No non-employee director held any stock options as of December 2, 2017. Only Ms. Kimmelshue held RSUs as of 2017. As of 2017, Ms. Kimmelshue held 1,303 RSUs.

(2)

These amounts represent the following: for Mr. Handley, a 10% company match pursuant to the DDCP in the amount of $9,000; for Ms. Hilado a 10% company match pursuant to the DDCP in the amount of $9,000; for Ms. Kimmelshue, dividends paid on unvested restricted stock units; for Mr. Losh, a 10% company match pursuant to the DDCP in the amount of $9,000, a matching gift by H.B. Fuller to a qualified educational institution of $1,000 and a director physical in the amount of $1,044; for Mr. Mitau, a 10% company match pursuant to the DDCP in the amount of $17,200, a director physical in the amount of $2,877 and $380 for renewal of spouse passport; for Ms. Simonds, a 10% company match pursuant to the DDCP in the amount of $2,250; for Mr. van Roden, a matching gift by H.B. Fuller to a qualified educational institution of $1,000; and for Mr. Van Sant, a 10% company match pursuant to the DDCP in the amount of $13,500.

(3)

Mr. Handley elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $90,000 into 1,745 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(4)

Ms. Hilado elected to receive 100% of her annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $90,000 into 1,745 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(5)

Mr. Losh elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $90,000 into 1,745 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(6)

Mr. Mitau elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $172,000 into 3,334 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(7)

Ms. Simonds elected to receive 100% of her annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $22,500 into 455 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company. Ms. Simonds resigned from the Board on February 8, 2017.

(8)

Mr. Van Sant elected to receive 100% of his annual retainer in Common Stock units in lieu of cash. That election resulted in the conversion of $135,000 into 2,617 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

Stock Ownership Guidelines

We have goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2017 stock values. At the time of this review, all directors have met or exceeded this goal. Ms. Kimmelshue was appointed as a director on October 4, 2017. Therefore, she was not included in this review of stock ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “NEOs”). This discussion and analysis focuses on the information contained in the NEO compensation tables and accompanying footnotes and narrative for fiscal year 2017 which follows. We discuss compensation actions taken during fiscal years 2016 and 2018 to the extent they enhance the understanding of our executive compensation program for fiscal year 2017.

Elements of Executive Compensation. We use base salary, a short-term cash incentive plan and a long-term incentive plan with equity grants to attract and motivate our executive officers to achieve results that increase shareholder value. We generally align with the market median for the three main elements of compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy. See "Key Elements of the Executive Compensation Program" on page 34.

Fiscal 2017 Business Results. Net income for the 2017 fiscal year was $58.2 million, or $1.13 per diluted share, versus net income of $124.1 million, or $2.42 per diluted share, in the 2016 fiscal year. Adjusted diluted earnings per share in the 2017 fiscal year were $2.45, up 1 percent versus the prior year adjusting for the extra week in the prior fiscal year.

Net revenue for the 2017 fiscal year was $2,306 million, up 10 percent versus the 2016 fiscal year. Adjusting for the Royal Adhesives acquisition and the extra week in fiscal 2016, constant currency revenue grew by 10.6 percent year-over-year and organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 7 percent.

During the 2017 fiscal year, the Company had 52 weeks of operations while fiscal year 2016 was 53 weeks in length.

For the 48th consecutive year, we implemented an increase in the amount of quarterly cash dividends paid to shareholders, with a 7 percent increase this year.

More information on our 2017 performance can be found on pages 37 - 39. All non-GAAP information is reconciled with reported GAAP results in Annex A.

Performance Metrics. We measure our success in large part by the Company financial metrics used in our short-term incentive plan, which consist of organic revenue, operating income and adjusted earnings per share ("AEPS"). Organic revenue is a measure that focuses on our growth without taking into account acquisitions or foreign currency fluctuations. Operating income ("OI") is a measure of operational effectiveness and profitability, and AEPS is an overall measurement of profitability and the effectiveness of the growth strategies we follow:

•	to grow organically by targeting our growth efforts on specific segments where we see opportunity for competitive strength;

•	to manage margins by properly pricing our products and controlling expenses;

•	to efficiently deploy cash generated from operations in order to repay debt balances and return additional value to shareholders; and

•	to effectively integrate the Royal business and continue strong growth and profit enhancement in high value adhesive solutions.

Overall, in fiscal year 2017, with regard to the metrics used in our short-term incentive plan, the Company performed as follows:

•       For the Company financial metrics, we exceeded the target level for organic revenue, and we exceeded the threshold level for adjusted operating income and AEPS.

•       Performance related to regional and business short-term incentive metrics which factored into short-term incentives for our NEOs other than the CEO and CFO, was varied with all but one result exceeding threshold for each metric and some results exceeding the target metric. None of the regional and business short-term incentive results met or exceeded the superior level.

The achievements in our financial metrics resulted in short-term incentive payouts for our CEO and CFO of 93.7% and 88.7%, respectively, of target and ranged from 40.7% to 103.3% of target for our other NEOs.

With regard to our long-term incentive plan metric, return on invested capital ("ROIC"), we exceeded the target level for both fiscal 2016 and fiscal 2017 resulting in vesting of performance-based restricted stock units at a level above the target level for both fiscal years.

Please also see “Fiscal 2017 Short-Term Incentive Compensation" on pages 36 - 40 for more information on our fiscal 2017 financial performance versus target.

The above discussion contains non-GAAP financial measures. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

Fiscal 2017 Compensation Actions. In setting the financial metrics for our short-term incentive plan for fiscal year 2017, our Compensation Committee reviewed company performance expectations and budgeted targets. The primary annual short-term incentive metric targets were set based on predetermined ranges for the achievement of organic revenue, operating income and AEPS targets. All targets that were set were considered to be challenging, but achievable.

In January 2017, the Compensation Committee decided to terminate the Bonus Multiplier Program for fiscal 2017. Therefore, there was no opportunity to increase (or decrease) an individual's short-term incentive payout by plus or minus 5% as provided for under this Program.

The Compensation Committee made changes to the short-term incentive plan performance levels for fiscal 2017, reducing the performance levels from four in fiscal 2016 to three in fiscal 2017 in order to better align the Company's compensation program with market practice.

In January 2017, the Compensation Committee approved a special one-time RSU grant for most short-term incentive plan participants (including all NEOs). The NEOs needed to be employed by the Company on January 26, 2017, to receive it. Additionally, NEOs needed to meet service requirements for this award to vest. See discussion under "Special 2017 Restricted Stock Unit Award" later in this Compensation Discussion and Analysis.

On October 20, 2017 the Company acquired Royal Adhesives and Sealants ("Royal Adhesives"), a manufacturer of high-value specialty adhesives and sealants. At that time, the Compensation Committee approved a special, one-time performance-based non-qualified stock option ("NQSO") award to NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. These performance-based NQSOs vest contingent upon the Company achieving adjusted earnings before interest, taxes depreciation and amortization ("EBITDA") at least at a threshold level of EBITDA performance for fiscal year 2020. See discussion under "Special 2017 Performance-Based Non-Qualified Stock Option Award" later in this Compensation Discussion and Analysis.

All equity awards granted in fiscal year 2017 are shown in the "Grants of Plan-Based Awards During Fiscal 2017" Table later in this Proxy Statement.

Executive Compensation Best Practices. The Company’s compensation program includes several best practices, such as:

•

a policy regarding “clawbacks” of executive officer and key manager incentive compensation which allows the Compensation Committee the discretion to claw back incentive-based compensation in the event that there is a material restatement of the Company’s financial statements or in the event of misconduct by an executive officer or key manager;

•	a prohibition on hedging, pledging and certain other transactions in the Company stock by executive officers, including all of the NEOs;

•	an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with performance-based vesting for at least 50% of the RSU portion of the long-term equity award (100% of the CEO's restricted stock units are performance-based);

•	a prohibition on repricing of stock options; and

•	stock ownership goals for our executive officers, which are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

•	Attract and retain qualified executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

•	Promote equitable treatment of our executive officers, while considering external competitiveness and differences in job responsibilities.

To meet these goals, the Company has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in a broad number of industries, including comparable companies in the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options and restricted stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep the target value of each individual element of compensation at or near the market median/50th percentile, thereby maintaining target total compensation at or near the market median/50th percentile.

Use of Competitive Market Data

The Compensation Committee uses several surveys and data points when it reviews executive compensation as described below.

General Survey Data. We define our market as a broad range of companies across various industries with revenues varying from $1-3 billion. We chose this revenue category because revenue from our prior fiscal year was in this range and revenue from fiscal 2017 was expected to be in this range. The Compensation Committee uses published survey data from the following sources to analyze the appropriate level of compensation for our NEOS:

•	AON Hewitt ($1-2.49 billion revenue category for corporate positions (CEO and CFO) and relevant revenue categories for non-corporate positions (all other NEOs))

•	Willis Towers Watson ($1-3 billion revenue category for corporate positions and relevant revenue categories for non-corporate positions)

The Company participates in both of these surveys. The Aon Hewitt survey includes 428 companies and is titled "AON Hewitt Total Compensation Measurement™ (TCM™) Executive Total Compensation by Industry – United States 2016", and the Willis Towers Watson survey includes 484 companies and is titled "Willis Towers Watson 2016 CDB General Industry Executive Compensation Survey Report – U.S.”

In the case of Mr. Kivits, our Senior Vice President, EIMEA, the Compensation Committee reviews his total compensation relative to the market approximately every other year. In 2016, market data was provided by Willis Towers Watson for Mr. Kivits' position.

Peer Group Data.  Our peer group consists of the following companies:

Albemarle Corp.	Donaldson Company, Inc.	Olin Corp.
Ashland Global Holdings Inc.	Ferro Corp.	OM Group, Inc.
Avery Dennison Corporation	FMC Corp.	Polyone Corp.
Axiall Corporation	Graco Inc.	RPM International Inc.
Cabot Corp.	Hexcel Corp.	A. Schulman, Inc.
Celanese Corporation	International Flavors & Fragrances Inc.	Sensient Technologies Corp.
Chemtura Corporation	Nordson Corporation	The Valspar Corporation

These companies represent comparable global, publicly-traded companies with revenues between $1.145 billion to $6.087 billion (for the most recent fiscal year).  For fiscal year 2017, we added Celanese Corp., Chemtura Corporation (acquired by LANXESS Corporation) and Donaldson Company, Inc. as these companies share common characteristics with the Company and serve as good comparators for compensation purposes. Due to completed acquisition activity, Axiall Corporation was removed from the peer group at the end of fiscal 2017. These changes also moved the Company to the 32nd percentile (for annual revenue) of the peer group. Due to their recent acquisitions, Chemtura Corporation and The Valspar Corporation will be removed from our peer group in 2018. OM Group, Inc. will also be deleted for 2018 due to it no longer being a public company.

Use of Market Data in Fiscal 2017. When analyzing compensation paid to our NEOs, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys named above, based on availability, by position. For fiscal 2017, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, short-term incentive compensation and long-term incentive compensation) for our executive officers showed that our total compensation was generally in line with the market data matched according to revenue and job responsibilities.

In addition, for the NEOs, management and the Compensation Committee used the peer group data, in conjunction with the general surveys, as a reference point for compensation design considerations. This data was derived from the most recent proxy statement available for each peer company. The primary data sources for pay level information for our executive officers are the survey sources listed under the heading “General Survey Data.” This survey data is supplemented by peer group data, which is adjusted for differences in the sizes of companies in the peer group.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to competitive market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, taking into account the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers using the same sources noted above and taking into account the recommendations of the CEO.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to our performance, such as our earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include our business objectives, corporate responsibilities (including equity among executive officer positions and affordability), competitive practices and trends, and local legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future increases in pay, and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s incentive to contribute to the Company's success.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management, including the CEO.

The Role of Shareholder Say on Pay Votes. The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say on Pay Proposal”). At the Company’s Annual Meeting of Shareholders held in April 2017, 94.3% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Compensation Committee believes this is an overall endorsement by the shareholders of support of the Company’s approach to executive compensation. The Compensation Committee will continue to take into account the outcome of the Company’s Say on Pay Proposal votes when making future compensation decisions for the NEOs.

Independent Compensation Consultant

The Compensation Committee uses Conduent, Inc. to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent compensation consultant under the heading “Compensation Committee” in the Corporate Governance Section in this Proxy Statement. In addition, from time to time, management receives information from the independent compensation consultant in preparation for Compensation Committee meetings.

Key Elements of the Executive Compensation Program

The key elements of the executive compensation program are:

Purpose	Considerations
Base salary Attract and retain high caliber executive talent with competitive fixed compensation. Base salary is not performance based.

Each NEO’s job is positioned in a salary grade based upon market data and an analysis of the related job responsibilities. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set considering the experience and skills each NEO brings to the position. Salary increases are determined considering individual performance.

Short-term incentive (cash)

Aligns executive performance with achievement of annual company strategic goals and objectives and provides financial reward for meeting or exceeding specific metrics. Payouts are dependent on achievement of predetermined annual financial performance goals.

Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in competitive market levels of such compensation. Payments under the short-term incentive plan can range from no payment to a payment no higher than 200% of the target, based upon actual results.

The annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high performance culture and ensuring accountability. The short-term incentive plan places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Long-term incentive (stock options, performance-based restricted stock units and time-based restricted stock units)

Stock options, performance-based restricted stock units and time-based restricted units attract, retain and reward high caliber executive talent; ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interests.

Our long-term incentive plan ties a significant portion of our executive officers’ total compensation to shareholder value creation, as measured by share price performance. The combination of stock options, performance-based restricted stock units and time-based restricted stock units provides an appropriate balance between performance-based rewards and retention.

Stock options, performance-based restricted stock units and time-based restricted stock units reward for performance and promote stock ownership.

Increase in share price of H.B. Fuller Common Stock increases value of options and both performance-based and time-based restricted stock unit awards. Performance-based restricted stock units can pay out between 0% and 200% of target.

Other Benefits (includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites)

Attract and retain high caliber executive talent. These benefits are not performance-based.

In order to attract and retain high caliber executive talent, we provide NEOs market competitive perquisite and other benefit programs. We also provide some of these benefits to assist our executive officers so that they may efficiently use their time on our business. Our U.S.-based NEOs participate in the same health and welfare programs as all other U.S.-based Company employees.

The graph below shows the percentage of each of the main elements of total compensation (base salary, short-term incentive, long-term incentive (stock options and performance-based stock options, and time-based and performance-based restricted stock units)) as measured by amounts for fiscal 2017 for the CEO and the other NEOs as set forth in the “Summary Compensation Table” in this Proxy Statement.

Additional information regarding base salary, short-term incentive compensation and long-term incentive compensation follows.

Fiscal 2017 Base Salaries

In General.    In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other NEOs. The effective date of annual merit increases is February 1st. In April, the Compensation Committee reviews the overall compensation (base salary, short-term incentive, long-term incentive and high-level review of benefits and perquisites) of all of the executive officers (excluding the CEO) for market competitiveness.

The amount of annual base salary and year-over-year increase for each of the NEOs in fiscal year 2017 are set forth in the following table.

Named Executive Officer	Base Salary as of 12/1/2016 ($)	Base Salary as of 2/1/2017 ($)	Percent Increase from 12/1/2016 to 2/1/2017 (%)
James J. Owens	1,016,996	1,067,846	5.0%
John J. Corkrean	470,000	479,000	1.91%
Heather A. Campe	400,000	424,000	6.0%
Traci L. Jensen	465,515	465,515	0%
Patrick M. Kivits	418,389[1]	437,783[1]	4.64%

(1)

Non U.S.-based compensation paid to Mr. Kivits is denominated in Euros and has been converted to U.S. dollars at the same exchange rate used for financial reporting purposes. Mr. Kivits' base salary as of December 1, 2016 differs from the base salary reported for fiscal year 2016 in last year's proxy statement due to different exchange rates used for financial reporting purposes in fiscal 2016 and fiscal 2017, a merit increase and a mid-year salary adjustment.

Analysis of Fiscal 2017 Base Salaries. In January 2017, the Compensation Committee reviewed Mr. Owens’ base salary, short-term incentive target and long-term incentive target. The review included the following market data: 2016 U.S. MBD: Mercer Benchmark Database Executive Compensation Report (All Industry - data regressed to $2.1 billion in annual revenue); Towers Watson 2016 CSR Top Management Compensation Survey Report U.S.: Corporate, All Industry For Profit (excluding financial services) with annual revenues between $1—2.5 billion and median revenues of 2.2 billion); and AON Hewitt Total Compensation MeasurementTM (TCMTM) Executive Total Compensation by Industry – United States 2016 (all industries with revenues $1-2.49 billion). The Compensation Committee also reviewed market data relating to our peer group and a subset of our peer group with revenues under $4.2 billion. Based on this competitive market data review, there were no changes to the short-term and long-term incentive plan targets. Mr. Owens received a 5.0% merit increase after a review of his performance and the competitive market data review. Mr. Owens is in the fourth quartile of the CEO salary range.

Mr. Corkrean received a merit increase of 1.91%. Mr. Corkrean was hired during fiscal year 2016 so was eligible for a pro-rated merit increase. Mr. Corkrean's fiscal 2017 base salary was in the third quartile of the salary range for his position. Ms. Campe received a merit increase of 6.0% in recognition of the strong business results in the Asia Pacific operating segment and the key market business she managed for most of fiscal 2016. Ms. Campe's base salary is in the second quartile of the salary range for her position. Ms. Jensen changed job responsibilities from Senior Vice President, Americas Adhesives to Senior Vice President, Global Construction Products in mid-2016. Ms. Jensen did not receive a merit increase on February 1, 2017. Her base salary is in the third quartile of the salary range for her position. Mr. Kivits received a merit increase of 4.64% due to the strong EIMEA operating segment performance. Mr. Kivits' base salary is in the third quartile of the salary range for his position.

For fiscal 2017, all merit increases for the NEOs fell within the Company’s general merit increase guidelines for our general employee population. The range of increases provided to NEOs was 0% to 6%.

Fiscal 2017 Short-Term Incentive Compensation

In General.  Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives.

The Compensation Committee made changes to the short-term incentive plan performance levels for fiscal 2017. For fiscal 2016, the short-term incentive plan included four performance levels - threshold, target, superior and superior stretch. Beginning in fiscal 2017, the short-term incentive plan has three performance levels -- threshold, target and superior. This change was made to better align the Company's compensation program with market practice.

For fiscal 2017, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 52% to 100% of base salary at a target level of performance. Potential payouts range from 0% to 200% of the target award based on attainment of operating unit and/or Company predetermined financial goals. The threshold level for the annual cash incentive was set at 80% of each financial target goal, except the organic revenue metrics had a threshold amount of 90%. At these levels, the annual cash incentive would pay out at 50% of the target incentive. Higher payouts are possible if performance is above threshold levels. For example, at the superior level (110% for organic revenue and 120% for all other metrics), payout is 200% of target.

The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the NEOs.

Analysis of Fiscal 2017 Short-Term Incentive Awards.  The financial performance metrics approved by the Compensation Committee in early fiscal 2017 were selected because management believed they were the most representative measurements of our financial results and were key financial measures that linked to our long-term strategic plan. In establishing the goals for these metrics for fiscal year 2017, we considered our prior year results, economic conditions and expected business opportunities. The specific performance goals for the target level were considered to be challenging but achievable. In addition, we set a superior goal which would pay amounts for performance exceeding the target. These are noted in the table below.

For fiscal 2017, the financial performance goals for threshold, target and superior performance and the actual performance were as set forth below. Amounts shown in the table below may differ from reported results due to adjustments which are allowed under the short-term incentive plan as set forth in footnote 2 in the table below. All performance goals for the NEOs, and the percentage of short-term incentive compensation based on these goals as established by the Compensation Committee, are set forth in the table below:

			Annual Cash Bonus, Weighting, and Goal Attainment Level
Named Executive Officer	2017 Target Cash	2017 Actual Cash Bonus Paid	Metric	Weighting	Threshold[1] Target[1] Superior[1]	Actual ($)[2]
James J. Owens	$1,059,207	$985,592	AEPS[3]	30%	$2.16[4] $2.70[4] $3.24[4]	$2.49
			Organic Revenue[5]	30%	$1,862,060[4] $2,068,950[4] $2,275,850[4]	$2,118,828
			Operating Income[6]	40%	$169,960[4] $212,453[4] $254,940[4]	$194,649
John J. Corkrean	$310,355	$275,129	AEPS[3]	30%	$2.18 $2.72 $3.26	$2.50
			Organic Revenue[5]	30%	$1,930,937 $2,145,486 $2,360,035	$2,186,806
			Operating Income[6]	40%	$175,784 $219,730 $263,676	$195,355
Heather A. Campe	$272,949	$281,957	AEPS[3]	30%	$2.18 $2.72 $3.26	$2.50
			Americas Adhesives Segment Organic Revenue[5]	20%	$780,367 $867,074 $953,781	$886,572
			Americas Adhesives Segment Operating Income[6]	25%	$101,347 $126,684 $152,021	$113,356
			Key Markets Revenue	15%	*[9]	*[9]
			Key Markets Gross Margin[7]	10%	*[9]	*[9]
Traci L. Jensen	$302,585	$123,091	AEPS[3]	30%	$2.18 $2.72 $3.26	$2.50
			Construction Products Segment Organic Revenue[5]	30%	$234,257 $260,286 $286,315	$237,288
			Construction Products Segment EBITDA[8]	40%	$27,978 $34,973 $41,968	$22,877
Patrick M. Kivits	$225,932	$225,254	AEPS[3]	30%	$2.18 $2.72 $3.26	$2.50
			EIMEA Segment Organic Revenue[5]	20%	$464,391 $515,990 $567,589	$531,186
			EIMEA Segment Operating Income[6]	25%	$33,407 $41,759 $50,111	$40,699
			Key Markets Revenue	15%	*[9]	*[9]
			Key Markets Gross Margin[7]	10%	*[9]	*[9]

_____________________

(1)	All values in thousands except AEPS.

(2)

In calculating results used for our short-term incentive plan, the following guidelines apply: (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations, (d) adjustments needed to: (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly), or (2) account for changes resulting from new accounting definitions, requirements or pronouncements, and (e) other items as publicly disclosed in the Company’s quarterly earnings release. However, the above adjustments (a) – (d) will not be made to the extent they are inconsistent with publicly disclosed earnings. Reconciliations from our audited financial statement GAAP results to the non-GAAP results used for our short-term incentive plan may be found in Annex A to this Proxy Statement.

(3)	AEPS is a non-GAAP financial measure which excludes costs referenced in Annex A. AEPS is reconciled with GAAP results in Annex A.

(4)

The CEO's performance metric targets for AEPS, organic revenue and OI are different from the other NEOs. The performance metric targets were approved for all NEOs in January 2017. In early 2017, the Company completed an acquisition of Wisdom Adhesives. In April 2017, the Compensation Committee approved revised targets for all NEOs, which included the effect of the Wisdom Adhesives acquisition. The targets for the CEO were not changed at that time in order to maintain favorable tax treatment under IRC Section 162(m).

(5)

Organic revenue is defined as the adjusted reported revenue as disclosed in the Company’s fourth quarter earnings release and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation.

(6)

OI is defined as the adjusted gross profit minus adjusted selling, general and administrative expenses as disclosed in the Company’s fourth quarter earnings release and is adjusted for currency impact compared to budgeted exchange rates. Unbudgeted acquisitions and divestitures are excluded from the calculation. OI is a non-GAAP financial measure and is reconciled with GAAP results in Annex A.

(7)	Gross Margin (in dollars) is defined as net revenue less cost of sales.

(8)	EBITDA is defined as earnings before interest, tax, depreciation and amortization.

(9)	We consider the targets for our Key Market metrics to be confidential.

The following chart shows the percentage increase in fiscal year 2017 performance targets over fiscal year 2016 actual results for each measure used to determine the short-term incentive payouts:

Performance Metric	FY 2017 Target to FY 2016 Actual Increase[1]
CEO AEPS/NEO AEPS	8.87/9.68%
CEO Company Organic Revenue2/NEO Company Organic Revenue	-1.22/2.43%
CEO Company Operating Income2/NEO Company Operating Income	3.18/6.71%
Americas Adhesives Segment Organic Revenue	7.8%
Americas Adhesives Segment Operating Income	-.18%
Construction Products Segment Organic Revenue	1.78%
Construction Products Segment EBITDA	79.6%
EIMEA Segment Organic Revenue	2.6%[3]
EIMEA Segment Operating Income	6%[4]
Global Key Metrics	*[5]

_____________________

(1)	Fiscal year 2017 had 52 weeks and fiscal 2016 had 53 weeks.

(2)	The CEO's performance metric targets for AEPS, Company Organic Revenue and Company Operating Income are different from the other NEOs. See footnote 4 to the table immediately above this table.

(3)

In local currency, the Organic Revenue target was growth of 2.6%. In U.S. dollars, the growth is -5.15% and is negative due to the impact of foreign exchange rates and 52 weeks in 2017 versus 53 weeks in 2016.

(4)

In local currency, the Operating Income target was growth of 6%. In U.S. dollars, the growth is -6.21% and is negative due to the impact of foreign exchange rates and 52 weeks in 2017 versus 53 weeks in 2016.

(5)	We consider our Global Key Market metrics to be confidential.

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Fiscal Year Base Salary	Actual Payment ($)[1]
James J. Owens	100%	93%	985,592
John J. Corkrean	65%	57.6%	275,129
Heather A. Campe	65%	67.1%	281,957
Traci L. Jensen	65%	26.4%	123,091
Patrick M. Kivits	52%	51.8%	225,254[2]

(1)

The actual total payment that was made for the fiscal year is also found in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” in this Proxy Statement. The short-term incentive award payment opportunity at each level of performance for our NEOs for fiscal 2017 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2017” table in this Proxy Statement.

(2)	Non U.S.-based compensation paid to Mr. Kivits is denominated in Euros and has been converted to U.S. dollars at the same exchange rate used for financial reporting purposes.

In January 2017, the Compensation Committee decided to terminate the Bonus Multiplier Program for fiscal 2017. Therefore, there was no opportunity to increase (or decrease) an individual's short-term incentive payout by plus or minus 5% as provided for under this program.

Fiscal 2017 Long-Term Incentive Compensation

In General.  The fiscal 2017 long-term incentive plan design includes grants with a mix of 50% nonqualified stock options and 50% restricted stock units based on the H.B. Fuller Common Stock value of the award on the date of grant as determined based on the value of our common stock. A return on invested capital ("ROIC") performance metric is tied to the vesting of 50% of the restricted stock unit grant.

Stock Options.  The standard nonqualified stock options typically vest in three equal installments on each anniversary date of the grant date, as long as the optionee continues to be employed by the Company, which enhances retention. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed with the Company. Stock options are granted for a 10-year term. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

In October 2017, a grant of performance-based NQSOs were awarded to our NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. See the section titled "Special Performance-Based Non-Qualified Stock Option Award" below.

Restricted Stock Units.  RSU awards provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on restricted stock units during the period prior to vesting and are subject to the same vesting requirements, with payment in the form of additional shares once vesting has occurred. Restricted stock units do not have voting rights. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value.

•       Restricted Stock Units (Time-Based). Half of each RSU grant vests based on continued employment over time. RSU grants typically vest in three equal annual installments from the grant date, which enhances retention.

•       Restricted Stock Units (Performance-Based). Half of each RSU grant vests only if the Company achieves at least a threshold level of ROIC performance. The performance-based restricted stock units vest ratably over three years if the ROIC metric for each year is at the threshold level or above. Payouts range from 0% to 200% of target.

•       The CEO does not receive time-based RSUs. Half of his RSU grant will vest if the Company achieves at least a threshold level of AEPS, OI or organic revenue. The other half of his RSU grant will vest if the Company achieves at least a threshold level of ROIC performance.

The value of an individual’s target award is established to generally correlate with the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the number of stock options and RSUs (both time-based and performance-based RSUs) to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day share price average is applied. To determine the number of restricted stock units to be awarded, a 30-day share price average is applied.

The Compensation Committee reviews and approves long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period (after our fiscal year-end annual earnings release) for our common stock as provided under Company policy. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

The target values for each named executive officer’s long-term incentive award are set forth in the table below. It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below.

Named Executive Officer	Annual Target Value of Long-Term Incentive for FY 2017 ($)	Actual Value of Long-Term Incentive for FY 2017 ($)[1]
James J. Owens	3,203,538	3,203,538
John J. Corkrean	500,000	500,000
Heather A. Campe	500,000	500,000
Traci L. Jensen	500,000	500,000
Patrick M. Kivits	375,000	375,000

________________

(1)

These amounts do not reflect: (a) a one-time restricted stock unit grant awarded in January 2017 and (b) a performance-based non-qualified stock option grant awarded in October 2017. See descriptions of these grants under the headings "Special 2017 Restricted Stock Unit Award" and "Special Performance-Based Non-Qualified Stock Option Award" below. These awards are summarized below and in the "Grants of Plan-Based Awards During Fiscal 2017" table later in this Proxy Statement.

Named Executive Officer	Special 2017 Restricted Stock Unit Award ($)	Special Performance-Based Non-Qualified Stock Option Award (at Target) ($)	Total ($)
James J. Owens	474,511	3,203,538	3,678,049
John J. Corkrean	77,290	600,000	677,290
Heather A. Campe	111,699	500,000	611,699
Traci L. Jensen	84,547	500,000	584,547
Patrick M. Kivits	117,859	500,000	617,859

Analysis of Fiscal 2017 Long-Term Incentive Awards.  In January 2017, each NEO (excluding the CEO) received grants of restricted stock units. Half of the restricted stock units vest based on an ROIC performance metric and the other half are time based. The time-based restricted units vest ratably over three years if the NEO remains employed at the Company.

•       For the January 2016 grant, the ROIC metric for the second year of vesting was met. The metric target was 9.5% ROIC. The Company achieved 10.2% ROIC. Therefore, the vesting was at 117.5% of target.

•       For the January 2017 grant, the ROIC metric for the first year of vesting was met. The metric target was 10.0% ROIC. The Company achieved 10.2% ROIC. Therefore, the vesting was at 105% of target.

The CEO also received grants of restricted stock units, all of which are performance based.

•       Half of the restricted stock units vest based on an ROIC metric consistent with the other NEOs, as described above.

•       The other half of the restricted stock units contain a requirement that the restricted stock units will vest in three equal installments only if (1) one or more of the performance measures in the CEO’s short-term incentive plan are met at the threshold level for fiscal 2017 as determined by the Compensation Committee and (2) our CEO continues to be employed by the Company on the respective vesting date. Both of these requirements were met as of January 26, 2018. Therefore, the remaining two installments of these restricted units will vest according to the three-year vesting schedule as long as Mr. Owens remains employed by the Company. There is no higher level of payout for these restricted stock units if target or superior performance is achieved for any of the measures.

During fiscal year 2017, all long-term incentive awards to the NEOs were granted at 100% of the target value above. Fiscal year 2017 long-term incentive awards of stock options and restricted stock units are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2017” table in this Proxy Statement.

Special 2017 Restricted Stock Unit Award. During fiscal 2016, the Compensation Committee determined to reduce the payout under the Company's 2016 short-term incentive by 50% as part of cost containment efforts. In January 2017, the Compensation Committee approved a special, one-time RSU grant for most short-term incentive plan participants (including all NEOs) in the amount of the decrease of the fiscal 2016 short-term incentive. The NEOs needed to be employed by the Company on January 26, 2017, to receive the award. Additionally, NEOs need to meet service requirements for this award to vest. This award, was not part of the fiscal 2016 short-term incentive and was approved, in part, to motivate participants after fiscal year 2016 short-term incentive awards were reduced and to provide an incentive linked to the achievement of the Company's long-term goals.

Special 2017 Performance-Based Non-Qualified Stock Option Award. In October 2017, the Compensation Committee approved a special, one-time performance-based NQSO award to NEOs to provide incentive for the successful integration of the Royal Adhesives acquisition. These performance-based NQSOs vest on January 31, 2021 contingent upon the Company achieving adjusted earnings before interest, taxes depreciation and amortization ("EBITDA") at least at a threshold level of EBITDA performance for fiscal year 2020. The target level of the EBITDA metric is $600 million. For NEOs other than the CEO, the number of options may decrease to as low as 0% and increase to as high as 150% of target if superior levels of performance are achieved. However, the CEO's superior level is capped at the allowable maximum number of shares that may be granted per calendar year allowed under the H.B. Fuller Company 2016 Master Incentive Plan.

Other Executive Benefits and Perquisites

In General.  We provide the following perquisites and benefits to our executive officers who are based in the United States or who are U.S. expatriates:

Perquisites and Benefits	Description

Defined Contribution Restoration Plan	•	Non-qualified retirement plan, consisting of the following three components:

3% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for eligible U.S. employees,,

4% 401(k) match restoration for compensation match in excess of IRS limits, and

Additional credit equal to 7% of eligible earnings.

Key Employee Deferred Compensation Plan	•	Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of Common Stock and matches 10% of the amount credited with units of Common Stock. Mr. Corkrean was the only NEO who participated in this plan during fiscal year 2017.

Financial Counseling	•	Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	•	Annual preventive/diagnostic physical examination and local travel-related expenses. In lieu of this benefit, the CEO receives an annual medical benefits allowance of $7,500.

Excess Liability Insurance	•	Group personal excess liability insurance policy provides individual coverage up to $5,000,000. The Company pays the policy premium and the premium is included in the named executive officer’s income and is grossed up to pay the tax withholding (except where such payments are not taxable).

Relocation Expense	•	Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross up for certain assistance that is taxable.

Long-Term Disability Insurance	•	Executives may elect to purchase long-term disability insurance coverage of 50% of their salary up to $20,000 per month. The premiums are paid on an after-tax basis by the employee and then reimbursed by the Company.

Of the perquisites and benefits set forth above, only the financial counseling, executive health exam, relocation and the excess liability insurance are provided to Mr. Kivits, who is not based in the United States and is not an expatriate. Other benefits provided to Mr. Kivits include:

Perquisites and Benefits	Description
Retirement Plan	•

Mr. Kivits participates in a defined contribution scheme where contributions are age related and the contribution is shared between the Company and Mr. Kivits. The employee's contribution is always 5% of pensionable salary and the employer's contribution is age dependent. In fiscal year 2017, the employer's contribution was 12.6%. Pensionable salary is annual base salary minus the pension contribution made pursuant to statute in the Netherlands.

Additional Health and Life Insurance	•	We provide additional health insurance for Mr. Kivits and his family and a $1,189,626 (€1,000,000) fixed life insurance policy.

Auto Benefit	•	Lease of car

Analysis of Fiscal 2017 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews executive officer benefits and perquisites for market prevalence. In fiscal 2017, the Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites provided by the Company: the Key Employee Deferred Compensation Plan, executive health programs, financial counseling, Defined Contribution Restoration Plan and executive long-term disability. The survey data used to review the market prevalence of all of these benefits was provided by the Aon Hewitt TCM Executive Policies and Programs: U.S. 2016 survey (476 participating companies). The data also included a review of perquisite offerings from our peer group, which was provided by our compensation consultant. The Compensation Committee reviewed the data provided and made no changes due to the general market prevalence of these programs.

All perquisites paid to our NEOs are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the NEOs that provide for a specified term of employment. The Company does have an employment agreement with Mr. Kivits as discussed below. The Company also has change-in-control agreements discussed under the heading “Change-in-Control Agreements” and executive severance agreements discussed under the heading “Severance.”

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all NEOs other than for Mr. Kivits. The severance agreement with Mr. Kivits provides for a reduction in any severance pay due to him for any severance pay required by local law.

Change-in-Control Agreements. All NEOs have entered into change-in-control agreements with H.B. Fuller. The agreements are a critical and effective tool to attract and retain executives. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to the NEO's terms of employment (such as demotion, reduction in compensation or required relocation)) during the covered period for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger,” because a double trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment.

Our change-in-control arrangements have been structured to ensure that executives receive the full intended benefits of these arrangements in the event that a transaction should take place, particularly when their short tenure creates an imbalance between intended benefit and potential tax liability. Our approach has been to provide our executives with arrangements that include a modified tax gross up. These arrangements eliminate de minimis or inefficient gross-up payments, only providing tax gross up in cases of significant imbalance. The Compensation Committee reviews all change-in-control packages periodically to ensure their continued effectiveness.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control.”

Other.  The Company has an employment agreement with Mr. Kivits, because employment agreements are customary in the Netherlands where Mr. Kivits is based. The agreement with Mr. Kivits sets forth his salary, job functions and benefits, and contains intellectual property ownership rights, termination, non-competition and confidentiality provisions. Mr. Kivits or the Company may terminate his employment at the end of a month, subject to statutory notice periods. See the section titled “Potential Payments made upon Termination or Change-in-Control” later in this Proxy Statement for contractual payments that the Company may owe Mr. Kivits under his employment agreement.

Stock Ownership

We believe that ownership of our common stock by executive officers encourages long-term, strategic decision making that helps to reduce undue short-term risk-taking and is aligned with the best interests of our shareholders and other constituents. Goals for recommended levels of executive stock ownership are reviewed annually by the Compensation Committee. An executive officer’s stock ownership goal (which includes common stock directly held by the executive officer and common stock held in our 401(k) Plan, restricted stock, restricted stock units (time-based and performance-based), and stock units held in the Key Employee Deferred Compensation Plan) ranges in dollar amount from one to five times the executive officer’s annual base salary.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller Common Stock, and the guideline for other NEOs is ownership of at least two to three times their base salaries, depending on their job grade. The guideline provides that an executive should strive to reach and then maintain the applicable stock ownership goal within five years of appointment to a new job grade. The review was based on job grades and stock values in effect as of June 30, 2017. All NEOs who had been in their job grade for at least five years, have met the applicable stock ownership goal.

If after five years in his or her job grade, an NEO has not met his/her stock ownership goal, the NEO must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted.

Named Executive Officer	Stock Ownership Guideline as of June 30, 2017	2017 % of Target as of June 30, 2017	Years at Grade/Target as of June 30, 2017
James J. Owens	5 times base salary	>100%	6
John J. Corkrean	3 times base salary	73%	1
Heather A. Campe	3 times base salary	74%	<1
Traci L. Jensen	3 times base salary	>100%	4
Patrick M. Kivits	3 times base salary	47%	1

Tax Considerations

Under Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)"), we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for the Company to fully deduct compensation in excess of $1,000,000 paid to a covered executive. The H.B. Fuller Company 2016 Master Incentive Plan (the "2016 Master Incentive Plan) was approved by our shareholders and includes specific performance criteria to be used by the Compensation Committee when establishing performance awards that are intended to be fully deductible under Section 162(m). The Committee believes that performance-based cash and stock incentive awards and stock options granted under the 2016 Master Incentive Plan will be deductible. However, there can be no assurance that incentive awards intended to qualify for tax deductibility will ultimately be determined by the Internal Revenue Service to so qualify. Cash compensation voluntarily deferred by our executive officers under our Key Employee Deferred Compensation Plan is not subject to the Section 162(m) cap until the year paid.

The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, makes significant changes to the deduction limit under Section 162(m), all of which will be effective for taxable years beginning on and after January 1, 2018. The Act eliminates the current exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

The Compensation Committee intends that the annual short-term cash incentive, NQSOs and certain RSUs are considered performance-based compensation under Section 162(m) and therefore not subject to its deduction limits. However for fiscal year 2019 and thereafter, because uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will satisfy the requirements.

The Compensation Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders. In fiscal 2017, the compensation subject to Section 162(m) did not exceed the $1,000,000 cap for any of our covered executives, except for our CEO. Mr. Owens' compensation exceeded the $1,000,000 cap and his compensation for fiscal 2017 in excess of this limit was therefore not deductible for tax purposes.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Total Compensation for Named Executive Officers

We believe that the policies and programs described in the Compensation Discussion and Analysis maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success, and therefore serve the interests of the Company and its shareholders.

Non-GAAP Financial Measures

The "Compensation Discussion and Analysis" section of this Proxy Statement contains non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Information" in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 2, 2017.

Compensation Committee of the Board of Directors of H.B. Fuller Company

R. William Van Sant, Chair	Ruth Kimmelshue
Thomas W. Handley	Lee R. Mitau
Maria Theresa Hilado	Dante C. Parrini

 Summary Compensation Table

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2017 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2017.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compen-sation ($)[7]	Total ($)

James J. Owens	2017	1,059,632	-	2,135,063	4,891,466	985,592	12,120	299,655	9,383,528
President and	2016	1,031,760	-	1,390,144	1,389,140	474,511	9,073	327,779	4,622,407
Chief Executive Officer	2015	985,610	-	1,180,472	1,187,917	416,872	2,211	266,005	4,039,087

John J. Corkrean[8]	2017	477,546	-	336,548	864,734	275,129	-	130,676	2,084,633
Exec. Vice President &	2016	260,308	-	657,330	163,002	77,290	-	47,093	1,205,023
Chief Financial Officer

Heather A. Campe	2017	420,123	-	371,568	763,436	281,957	1,157	85,858	1,924,099
Senior Vice President
Americas Adhesives

Traci L. Jensen	2017	465,515	-	343,913	763,436	123,091	3,942	112,191	1,812,088
Senior Vice President,	2016	472,810	-	227,819	227,648	84,547	2,890	147,054	1,162,768
Global Construction Products	2015	454,393	-	238,620	240,150	154,538	677	92,902	1,181,280

Patrick Kivits	2017	434,550	-	313,357	699,202	225,254	-	132,306	1,804,669
Senior Vice President, EIMEA	2016	353,705	106,644	170,838	170,736	117,859	-	141,760	1,061,542
(Europe, India, Middle East, Africa)

__________________________

(1)

Includes cash compensation deferred at the election of the executive under the 401(k) Plan and/or the Key Employee Deferred Compensation Plan. For Mr. Kivits only, includes cash compensation deferred at his election into the Adalis Corporation Pension Plan. For accounting and U.S. payroll purposes, fiscal year 2016 contained 53 weeks and fiscal years 2017 and 2015 contained 52 weeks.

(2)	The amount in this column for Mr. Kivits represents the final payment of a hiring bonus.

(3)

The amounts in this column represent the grant date fair value of time-based and performance-based restricted stock awards made in fiscal 2017, 2016 and 2015 calculated in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 2, 2017, except that the assumption related to forfeitures is not included in the calculations for these purposes. See the "Grant of Plan-Based Awards Table During 2017" table in this Proxy Statement for additional information. The grant date fair value of performance-based restricted stock awards made in fiscal 2017, assuming maximum performance, are: for Mr. Owens, $1,631,356; for Mr. Corkrean, $254,608; for Ms. Campe, $254,608; for Ms. Jensen, $254,608; and for Mr. Kivits, $190,881.

(4)

The amounts in this column represent the grant date fair values of stock option awards. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 9 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 2, 2017, except that the assumption related to forfeitures is not included in the calculations for these purposes. The grant date fair value of performance-based stock option awards made in fiscal 2017, assuming maximum performance, are: for Mr. Owens, $3,518,502; for Mr. Corkrean, $911,697; for Ms. Campe, $759,751; for Ms. Jensen, $759,751; and for Mr. Kivits, $759,751.

(5)	As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash incentives paid out under our short-term incentive plan.

(6)

Amounts reported in this column for Mr. Owens, Ms. Campe and Ms. Jensen include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Defined Contribution Restoration Plan that exceeded 120% of the applicable federal long-term rate in fiscal 2017. No NEOs participate in the H.B. Fuller Legacy Pension Plan.

(7)

The table below shows the components of this column for fiscal 2017, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock, charitable contribution matches and donations and perquisites paid by the Company for the benefit of the executive officers. The amounts represent the amount paid by, or the incremental cost to, the Company. Amounts for Mr. Owens and Ms. Jensen for fiscal years 2016 and 2015 have been updated to include charitable matching contributions for those years that were inadvertently excluded.

All Other Compensation -- Fiscal Year 2017

Name	Defined Contribution Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)	Dividends on Unvested Restricted Stock ($)	Perquisites (see table below) ($)	Total ($)

James J. Owens	18,871	195,909	47,708	37,167	299,655
John J. Corkrean	19,638	51,857	11,466	47,715	130,676
Heather A. Campe	18,871	55,584	6,831	4,572	85,858
Traci L. Jensen	18,871	58,138	7,980	27,202	112,191
Patrick M. Kivits	-	66,606	6,387	59,313	132,306

Perquisites - Fiscal Year 2017

Name	Auto Allowance ($)[a]	Insurance ($) [b]	Health Exam ($)[c]	Tuition ($)[d]	Moving Expenses and Transfer Allowance ($)[e]	Financial Counseling ($)	Charitable Matching Contributions and Donations[f]	Total Perquisites ($)

James J. Owens	-	4,823	7,500	-	-	7,500	17,344	37,167
John J. Corkrean	-	4,298	-	-	-	7,080	36,338	47,715
Heather A. Campe	-	1,706	-	-	-	2,866	-	4,572
Traci L. Jensen	-	4,238	3,585	-	7,366	7,500	4,513	27,202
Patrick M. Kivits	36,276	7,545	-	15,493	-	-	-	59,313

(a)	U.S. based executives do not receive an auto allowance. Mr. Kivits, who does not work in the U.S., receives an auto allowance.

(b)

Includes premiums paid on a tax-protected basis on personal excess liability insurance of $1,106 and a related tax gross-up of $1,029 for Mr. Owens, $560 for Mr. Corkrean, $600 for Ms. Campe and $528 for Ms. Jensen. The amount for Mr. Kivits does not include a related tax gross-up. Also includes reimbursement for long-term disability insurance premiums in the following amounts: for Mr. Owens, $2,688, for Mr. Corkrean, $2,632, and for Ms. Jensen, $2,604. For Mr. Kivits, amount includes amounts reimbursed for additional health insurance and life insurance in the amount of $6,439.

(c)	Amounts for health exam include related expenses, if any.

(d)	Amount includes tuition for Mr. Kivits' child in the amount of $7,453 and a related tax gross up in the amount of $8,040.

(e)	Amount for Ms. Jensen includes relocation expenses of $4,000 and a related tax gross up in the amount of $3,366.

(f)

Amounts in this column represent matching contributions by the Company under a broad based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations and a 50% match on all donations by NEOS to the United Way. Also includes amounts under the Company’s Executive Charitable Board Support program under which key managers (including all the NEOs in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofit organizations where they are serving as board members.

Grants of Plan-Based Awards During Fiscal 2017

The following table summarizes the grants of plan-based awards in fiscal year 2017 for each of the named executive officers in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2,3]				All Other Stock Awards: Number of Shares of	Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name and Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Stock or Units (#) [4]	Underlying Options (#)[5]	Awards ($/Sh)	Options Awards ($)[6]
James J. Owens
Short-Term Incentive		529,604	1,059,207	2,118,414
LTI Award	1/26/2017					25,928	[7]					1,298,993
LTI Award	1/26/2017				8,140	16,281		32,562				836,070
LTI Award	1/26/2017									151,826	50.10	1,646,249
Performance-based NQSO Award	10/20/2017				133,592	267,184		289,684			57.70	3,245,217

John J. Corkrean
Short-Term Incentive		155,178	310,355	620,710
LTI Award	1/26/2017								4,113			206,061
LTI Award	1/26/2017				1,270	2,541		5,082				130,487
LTI Award	1/26/2017									23,696	50.10	256,936
Performance-based NQSO Award	10/20/2017				25,020	50,041		75,062			57.70	607,798

Heather A. Campe
Short-Term Incentive		136,475	272,949	545,899
LTI Award	1/26/2017								4,812			241,081
LTI Award	1/26/2017				1,270	2,541		5,082				130,487
LTI Award	1/26/2017									23,696	50.10	256,936
Performance-based NQSO Award	10/20/2017				20,850	41,701		62,552			57.70	506,500

Traci L. Jensen
Short-Term Incentive		151,292	302,585	605,169
LTI Award	1/26/2017								4,260			213,426
LTI Award	1/26/2017				1,270	2,541		5,082				130,487
LTI Award	1/26/2017									23,696	50.10	256,936
Performance-based NQSO Award	10/20/2017				20,850	41,701		62,552			57.70	506,500

Patrick M. Kivits
Short-Term Incentive		112,966	225,932	451,864
LTI Award	1/26/2017								4,302			215,530
LTI Award	1/26/2017				952	1,905		3,810				97,827
LTI Award	1/26/2017									17,772	50.10	192,702
Performance-based NQSO Award	10/20/2017				20,850	41,701		62,552			57.70	506,500

(1)

The amounts shown in these columns represent the opportunity under our short-term incentive plan for fiscal 2017 performance discussed under “Fiscal 2017 Short-Term Incentive Compensation” heading in this Proxy Statement. The amount in the threshold column represents the potential payout if the threshold level is met for all short-term incentive plan metrics for the applicable NEO (50% of target). The amount in the maximum column represents the potential payout if the maximum level is met for all short-term incentive plan metrics for the applicable NEO (200% of target). The short-term incentive opportunities may be lower than the threshold amount if the threshold metric is not met for all of the metrics for an NEO. The actual amount paid out in January 2018 under the short-term incentive plan is set forth in the Summary Compensation Table. For Mr. Kivits, this amount is typically reported in Euros and has been translated into U.S. Dollars at the same amount used for financial reporting purposes.

(2)

The performance-based stock unit awards were granted under the 2016 Incentive Plan. The performance-based stock unit grants vest in three annual installments beginning on the first anniversary date of the grant upon the achievement of certain return on invested capital ("ROIC") targets being met. The number of units may increase to as much as 200% or decrease to as low as 0% of the target number of units depending on the level of performance. Under the 2016 Incentive Plan, dividends on performance stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the performance stock units vest. The fair value of the performance-based restricted stock unit awards is calculated by multiplying the target number of units of performance-based restricted stock by the closing price of the Common Stock on the date of grant. The performance stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

In October 2017, the Compensation Committee approved a special, one-time performance-based option award to NEOs for the successful integration of the Royal Adhesives acquisition. These performance-based non-qualified stock options vest contingent upon the Company achieving the threshold level of adjusted EBITDA for fiscal year 2020. The target level of the EBITDA metric is $600 million. For NEOs other than the CEO, the number of options may decrease to as low as 0% and increase to as high as 150% of target if superior levels of performance are achieved, however, the CEO's superior level is capped at 289,684 per the allowable maximum number of shares that may be granted per calendar year allowed under the 2016 Incentive Plan. If an NEO terminates prior to vesting, but has completed two years of service from the grant date, a pro-rated portion will be provided on the vesting date, assuming a threshold level of performance has been achieved.

(4)

The time-based restricted stock unit awards were granted under the 2016 Incentive Plan. The time-based restricted stock units vest in three annual installments beginning on the first anniversary date of the grant. Under the 2016 Incentive Plan, dividends on performance stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The fair value of the time-based restricted stock unit awards is calculated by multiplying the number of units of time-based restricted stock by the closing price of our Common Stock on the date of grant. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column. This column includes the grant of restricted stock units discussed under the heading "Special 2017 Restricted Stock Unit Award" in this Proxy Statement.

(5)

These options are granted under 2016 Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(6)

The grant date fair value of time-based and performance-based restricted stock unit awards is calculated by multiplying the number of units of restricted stock by the closing price of our Common Stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows:  for options granted on January 26, 2017 were - risk free rate of return of 1.8925%, dividend rate of 1.1178%, volatility rate of 24.877%, quarterly reinvestment of dividends and an average term of 4.75 years; for options granted on October 20, 2017 were - risk free rate of return of 1.9913%, dividend rate of 1.0225%, volatility rate of 23.537%, quarterly reinvestment of dividends and an average term of 4.75 years.  No adjustments have been made for non-transferability or risk of forfeiture.  The real value of the stock options in this table will depend on the actual performance of our Common Stock during the applicable period and the fair market value of our Common Stock on the date the options are exercised.

(7)

This performance stock unit award for Mr. Owens was granted under the 2016 Incentive Plan. The terms of the award provide for vesting of the restricted stock unit grant in three annual installments on January 26, 2018, January 26, 2019 and January 26, 2020 only if (a) one or more of the performance measures in the CEO’s short-term incentive program measures are met at the threshold level for fiscal 2017 as determined by the Compensation Committee and (b) Mr. Owens continues to be employed by the Company on the respective vesting date. The first condition was met on January 26, 2018, and accordingly the first installment vested on that date. There is no higher level of payout for these restricted stock units if target, superior or superior stretch performance is achieved for any of the measures. Under the 2016 Incentive Plan, dividends on restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock units vest. The restricted stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column. This column includes the grant of restricted stock units discussed under the heading "Special 2017 Restricted Stock Unit Award" in this Proxy Statement.

 Outstanding Equity Awards at Fiscal 2017 Year-End

The following table summarizes the outstanding equity awards as of December 2, 2017 for each of the named executive officers in the Summary Compensation Table.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[5]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[4,6]

James J. Owens	12/3/2009	33,275	-		20.57	12/3/2019
	1/20/2011	48,331	-		22.27	1/20/2021
	7/7/2011	15,748	-		25.19	7/7/2021
	1/26/2012	77,881	-		28.40	1/26/2022
	1/24/2013	80,697	-		39.64	1/24/2023
	1/23/2014	79,061	-		48.92	1/23/2024
	1/22/2015	74,399	38,328		41.00	1/22/2025
	1/19/2016	60,072	121,967		33.38	1/19/2026
	1/26/2017	-	151,826		50.10	1/26/2027
	10/20/2017			267,184	57.70	10/20/2027
	1/22/2015								10,152	564,959
	1/19/2016								14,290	795,239
	1/19/2016								14,291	795,294
	1/26/2017								16,466	916,333
	1/26/2017								26,222	1,459,254

John J. Corkrean	5/17/2016	5,501	11,171		43.48	5/17/2026
	1/26/2017	-	23,696		50.10	1/26/2027
	10/20/2017	-		50,041	57.70	10/20/2027
	5/17/2016						1,295	72,067
	5/17/2016						7,712	429,173
	5/17/2016								1,301	72,401
	1/26/2017						4,160	231,504
	1/26/2017								2,570	143,021

Heather A. Campe	12/3/2009	1,446	-		20.57	12/3/2019
	1/20/2011	2,013	-		22.27	1/20/2021
	1/26/2012	1,998	-		28.40	1/26/2022
	1/24/2013	5,988	-		39.64	1/24/2023
	1/23/2014	7,323	-		48.92	1/23/2024
	1/22/2015	8,272	4,262		41.00	1/22/2025
	1/19/2016	6,497	13,192		33.38	1/19/2026
	1/26/2017	-	23,696		50.10	1/26/2027
	10/20/2017			41,701	57.70	10/20/2027
	1/22/2015						1,129	62,829
	1/19/2016						1,546	86,035
	1/19/2016								1,545	85,979
	1/26/2017						4,867	270,849
	1/26/2017								2,570	143,021

Traci L. Jensen	4/14/2010	6,223	-		23.68	4/14/2020
	1/20/2011	12,658	-		22.27	1/20/2021
	1/23/2014	16,644	-		48.92	1/23/2024
	1/22/2015	15,040	7,749		41.00	1/22/2025
	1/19/2016	9,844	19,988		33.38	1/19/2026
	1/26/2017	-	23,696		50.10	1/26/2027
	10/20/2017			41,701	57.70	10/20/2027
	1/22/2015						2,052	114,194
	1/19/2016						2,343	130,388
	1/19/2016								2,342	130,332
	1/26/2017						4,308	239,740
	1/26/2017								2,570	143,021

Patrick M. Kivits	10/1/2015	4,756	2,451		34.43	10/1/2025
	1/19/2016	7,383	14,991		33.38	1/19/2026
	1/26/2017	-	17,772		50.10	1/26/2027
	10/20/2017			41,701	57.70	10/20/2027
	10/1/2015						645	35,894
	1/19/2016						1,757	97,777
	1/19/2016								1,756	97,721
	1/26/2017						4,351	242,133
	1/26/2017								1,927	107,238

(1)

Stock options granted on or after December 3, 2009 generally vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(2)

These performance-based non-qualified stock options vest contingent upon the Company achieving adjusted EBITDA at least at a threshold level of EBITDA performance for fiscal year 2020. The target level of the EBITDA metric is $600 million. See footnote 3 to the Grant of Plan Based Awards table for further information. The number of shares reported is based on achieving target performance goals.

(3)

Time-based restricted shares and units granted after December 4, 2008 generally vest in three equal annual installments beginning on the first anniversary of the grant date. For awards beginning in fiscal 2014, only restricted stock units were granted. The restricted shares and units become immediately vested in the event of death, disability and change-in-control. In January 2017, the Compensation Committee approved a special RSU grant for most short-term incentive plan participants (including all NEOs). The NEOs needed to be employed by the Company on January 26, 2017, to receive it. Additionally, NEOs need to meet service requirements for this award to vest. This special RSU grant is included in this column.

(4)	The market value is based on the closing price at December 1, 2017 (the last business day of the fiscal year) of $55.65.

(5)

Beginning January 19, 2016, awards of restricted stock units to named executive officers (other than the CEO) were 50% time-based restricted stock units and 50% performance-based restricted stock units. For the CEO, who already had a performance metric as part of his restricted stock unit grant, his restricted stock unit grant will continue to have a performance element related to EPS, operating income or organic revenue, which applies to half of his restricted grant. The other half of the restricted stock unit grant will be subject to a return on invested capital ("ROIC") target, which will not vest unless at least a threshold level of performance is met in each year of vesting. For all other named executive officers, half of their restricted stock unit grant will be subject to ROIC performance and will not vest unless at least a threshold level of performance is met in each year of vesting. For all named executive officers, high levels of ROIC performance will result in increased stock vesting amounts. For the CEO grants that are subject to EPS, operating income or organic revenue metrics, one or more of these performance measures has been met for each of Mr. Owens’ grants. Therefore, the restricted stock unit awards will vest on the applicable dates as long as Mr. Owens continues to be employed by the Company on the respective vesting dates. The number of shares and payout value reported is based on achieving target performance goals.

(6)

For the January 19, 2016 grant, the metric target was 9.5% ROIC. The Company achieved 10.2% ROIC for fiscal year 2017. Therefore, the January 19, 2018 vesting was at 117.5% of target. For the January 26, 2017 grant, the metric target was 10.0% ROIC. The Company achieved 10.2% ROIC for fiscal year 2017. Therefore, the January 26, 2018 vesting was at 105% of target.

Option Exercises and Stock Vested—Fiscal Year 2017

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2017 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James J. Owens	-0-	-0-	72,406	3,516,949
John J. Corkrean	-0-	-0-	5,219	262,672
Heather A. Campe	-0-	-0-	3,553	170,423
Traci L. Jensen	18,712	172,227	6,288	301,440
Patrick M. Kivits	-0-	-0-	2,565	129,319

(1)

The value realized on the exercise of options is the closing market price of a share of H.B. Fuller Common Stock on the date of exercise less the exercise price, multiplied by the number of shares exercised.

(2)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting(s) multiplied by the number of vested shares.

Nonqualified Deferred Compensation—Fiscal Year 2017

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans. Mr. Kivits is not eligible to participate in our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)[3]
James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	195,909	51,207	-0-	1,589,430
John J. Corkrean	Key Employee Deferred Compensation Plan	38,689	-0-	6,250	-0-	44,939
	Defined Contribution Restoration Plan	-0-	51,857	-0-	-0-	51,857
Heather A. Campe	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	55,584	5,069	-0-	191,646
Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	58,138	16,276	-0-	512,526

(1)

Only Mr. Corkrean made contributions to the Key Employee Deferred Compensation Plan during fiscal year 2017. Participants are not allowed to make contributions to the Defined Contribution Restoration Plan.

(2)

The Company did not make any contributions to the Key Employee Deferred Compensation Plan relating to the named executive officers during fiscal year 2017. The Company contributions under the Defined Contribution Restoration Plan are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant NEOs in our Summary Compensation Table for previous years for the Key Employee Deferred Compensation Plan and for the Defined Contribution Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years (a)
James J. Owens	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	1,297,360
John J. Corkrean	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	-0-
Heather A. Campe	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	-0-
Traci L. Jensen	Key Employee Deferred Compensation Plan	-0-
	Defined Contribution Restoration Plan	308,710

(a)	Amounts also include earnings from previous fiscal years, which are not reported in the Summary Compensation Table in previous years.

Key Employee Deferred Compensation Plan.    The Key Employee Deferred Compensation Plan is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the Key Employee Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers are allowed to change their investment elections at any time. The one year rates of return for such investments for fiscal 2016 are as follows: PIMCO VIT Total Return AC, 4.52%; PIMCO VIT Real Return AC, 2.3%; Fidelity VIP Equity-Income SC, 12.95%; T. Rowe Price Equity Income II, 16.66%; Dreyfus Stock Index IS, 22.07%; Fidelity VIP Contrafund SC, 22.54%; Oppenheimer Capital Appreciation VA Non-SS, 26.31%; Janus Henderson Forty Fund, 30.71%; Goldman VIT MidCap Value, 10.24%; Fidelity VIP MidCap SC, 19.74%; T. Rowe Price MidCap Growth II, 24.11%; Royce Micro-Cap IC, 9.73%; Lincoln VIPT Baron Growth Opportunities SC, 27.05%; Morgan Stanley UIF US Real Estate Class I, 6.27%; Oppenheimer Global Securities VA Non-SS, 27.10%; Dreyfus VIF International Value Portfolio IS, 29.74%; Janus Henderson Overseas Portfolio SS, 28.52%; Dreyfus VIF Appreciations, 27.47%; Fidelity VIP Growth, 35.39% and H.B. Fuller Company stock, 19.83%. Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the Summary Compensation Table in this Proxy Statement. During fiscal year 2017, only Mr. Corkrean made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2017, no discretionary contributions were made to any of the named executive officers listed in the Summary Compensation Table. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their Key Employee Deferred Compensation Plan account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (“DC Restoration Plan”).  The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

•

4% restoration plan match credit provides a contribution of 4% of eligible pay in excess of the IRS annual compensation limit as long as the participant defers the maximum allowed contribution under the H.B. Fuller Company 401(k) & Retirement Plan.

•	3% “restoration non-elective” credit provides a contribution of 3% of eligible pay in excess of the IRS annual compensation limit.

•	7% credit on all eligible earnings.

Mr. Kivits does not participate in this plan. This plan applies only to U.S. named executive officers (including expatriates).

Contributions made on behalf of named executive officers under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

In General.

The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in-control, death, disability, early retirement and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, December 1, 2017, using the closing share price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

•	Accrued Vacation Pay

•	401(k) Plan (or similar applicable plan)

•	Health and Welfare Benefits

•	Life Insurance Proceeds

Voluntary Termination and Involuntary For Cause Termination

In the event of a voluntary termination or an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a named executive officer. Should Mr. Kivits terminate his employment with the Company, statutory notice periods apply.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows.

We have a severance arrangement with each of the named executive officers. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change-in-control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•

A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of (a) $460,000 or $490,000 (whichever is applicable per the individual’s agreement) or (b) two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs, shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

Benefits under the DC Restoration Plan are not accelerated or automatically vested upon involuntary not for cause termination or good reason termination.

For Mr. Kivits, any benefits he receives pursuant to local law are offset against the severance benefits set forth above.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer separates from service for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control and in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code, where the 280G parachute value does not exceed 330% of the executive’s base amount, we will reduce the payments and benefits. Under these circumstances, the payments and benefits will be reduced so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax, where the 280G parachute value exceeds 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own particular compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then zero to three years (depending on the participant’s position and pay grade) shall be added to the participant’s years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full. For performance-based RSU grants, if termination under a change-in-control occurs during the performance period, the participant is entitled to receive a payment based on, and assuming that, performance would have been achieved at the target level.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•	Stock options, restricted stock and restricted stock units would vest at death and at disability.

•	Benefits under the Defined Contribution Restoration Plan would vest at death or disability.

In the event of Mr. Kivits' death as of the last business day of the fiscal year, his beneficiary would be eligible to receive €1,000,000 ($1,189,626).

Early and Normal Retirement

As of the last business day of the fiscal year, no named executive officer was eligible for early or normal retirement.

Executive Benefit and Payments Upon Termination—Fiscal Year 2017

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon (1) involuntary (not for cause) or good reason termination, (2) involuntary (not for cause) or good reason termination after a change-in-control, and (3) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year. Actual amounts payable to any named executive officer would only be determined after an actual event of termination.

Name	Type of Payment	Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (not for cause) or Good Reason Termination after a Change -in-Control ($)[1]	Death or Disability ($)
James J. Owens
	Stock Options	-	4,120,345	4,120,345
	Restricted Stock	-	4,531,134	4,531,134
	Health and Welfare Benefits	22,565	45,131	-
	Cash Severance	4,271,384	6,407,077	-
	Outplacement Services	20,000	25,000	-
	Total	4,313,949	15,128,687	8,651,479

John J. Corkrean
	Stock Options	-	267,464	267,464
	Restricted Stock	-	948,165	948,165
	Health and Welfare Benefits	18,123	54,369	-
	Cash Severance	790,350	2,371,050	-
	Outplacement Services	20,000	25,000	-
	DC Restoration Plan	-	43,333	43,333
	Excise Tax Gross-Up	-	1,582,701	-
	Total	828,473	5,292,082	1,258,962

Heather A. Campe
	Stock Options	-	487,737	487,737
	Restricted Stock	-	648,378	648,378
	Health and Welfare Benefits	10,505	31,514	-
	Cash Severance	699,600	2,098,800	-
	Outplacement Services	20,000	25,000	-
	Excise Tax Gross-Up	-	1,238,790	-
	Total	730,105	4,530,219	1,136,115

Traci L. Jensen
	Stock Options	-	690,168	690,168
	Restricted Stock	-	757,730	757,730
	Health and Welfare Benefits	10,505	31,514	-
	Cash Severance	768,100	2,304,298	-
	Outplacement Services	20,000	25,000	-
	Total	798,605	3,808,710	1,447,898

Patrick M. Kivits
	Stock Options	-	484,494	484,494
	Restricted Stock	-	580,763	580,763
	Health and Welfare Benefits	4,923	14,769	-
	Cash Severance	665,430	1,996,290	-
	Outplacement Services	20,000	25,000	-
	Total	690,353	3,101,316	1,065,257

(1)

Assuming a December 1, 2017 termination date, current year short-term incentive would be paid in accordance with the Short-Term Incentive Plan. See the Non-Equity Incentive Plan Compensation column and accompanying footnotes in the Summary Compensation Table on page 49.

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our NEOs described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis”.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement:

•	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Compensation Committee believes the Company’s executive compensation programs have been effective at providing our executive officers with incentive to achieve short-term financial performance goals and to engage long-term decision making that is in the best interests of our shareholders.

•	Company best practices include:

  a policy prohibiting hedging and pledging of, and certain other transactions in, shares of Common Stock by executive officers (including our NEOs) and members of the Board a policy regarding “clawbacks” of executive and key manager incentive compensation in the event of financial statement restatement or a determination that the executive officer (including NEOs) engaged in intentional misconduct;

  an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the 50% of RSUs granted to NEOs (other than the CEO) including a performance-based vesting restriction, and all of the CEO's long-term RSUs including performance-based vesting restrictions;

  a prohibition on repricing of stock options; and

  stock ownership goals for our directors and executive officers.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this Proxy Statement.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending December 1, 2018.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2017, was responsible for performing an independent audit of the consolidated financial statements and the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards, and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended December 2, 2017 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company

John C. van Roden, Jr. (Chair)	Maria Teresa Hilado
Thomas W. Handley	Ruth Kimmelshue

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2017 and 2016 fiscal years.

	2017	2016
Audit Fees	$4,096,885	$3,576,000
Audit-Related Fees	$-0-	$3,000
Tax Fees	$3,586	$24,000

Audit Fees: Includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K, (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, and (v) consultations concerning financial accounting and reporting. Audit fees also include fees for reviews of documents filed with the SEC.

Audit-Related Fees:  Audit-related fees include fees and expenses for services related to registration statements.

Tax Fees: Includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning and compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm in fiscal 2017 and 2016 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm for the fiscal year ending December 1, 2018. KPMG LLP has acted as our independent registered public accounting firm since our 2004 fiscal year. While we are not required to do so, H.B. Fuller is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 1, 2018 for ratification in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2018 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP.

PROPOSAL 4—APPROVAL OF THE H.B. FULLER COMPANY

2018 MASTER INCENTIVE PLAN

We are asking our shareholders to approve the H.B. Fuller Company 2018 Master Incentive Plan. On January 18, 2018, our Board of Directors adopted, upon recommendation of our Compensation Committee and subject to shareholder approval, the 2018 Incentive Plan.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term shareholders.

The purpose of the 2018 Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The 2018 Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our shareholders.

The 2018 Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, Section 162(m) performance awards, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the 2018 Incentive Plan will be 3,000,000. Of these authorized shares, an aggregate of 1,000,000 shares may be issued in the form of awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”).

Reasons for Adopting the 2018 Incentive Plan

We currently make awards of stock options, restricted stock units and dividend equivalents to executive officers and other employees under our 2016 Master Incentive Plan (the “2016 Incentive Plan”). However, in the future, the Compensation Committee may determine to grant other types of awards authorized under the 2018 Incentive Plan. The total number of shares of common stock authorized for issuance under the 2016 Incentive Plan is 3,300,000, of which a maximum of 1,200,000 shares may be issued in the form of Full Value Awards. We are asking our shareholders to approve the 2018 Incentive Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2018 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2016 Incentive Plan for equity awards the Compensation Committee anticipates granting prior to our 2019 Annual Meeting of Shareholders.

The Company is proposing to replace the 2016 Incentive Plan with the 2018 Incentive Plan. Under the 2018 Incentive Plan, equity awards will be made both to executive officers and other employees and to non-employee directors.

Our Board of Directors believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2017 Long-Term Incentive Compensation,” awards of stock options and restricted stock units to executive officers and other employees are an essential part of this program. Unless the 2018 Incentive Plan is adopted, the Board of Directors has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board of Directors believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends adoption of the 2018 Incentive Plan in order to allow the Company to have the ability to continue to grant stock options and RSUs to executive officers and other employees and restricted stock and RSUs to non-employee directors at current levels.

If the 2018 Incentive Plan is approved by our shareholders, no additional awards will be granted under the 2016 Incentive Plan (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of these plans), and no shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company will become available for re-issuance under the 2018 Incentive Plan or the 2016 Incentive Plan.

Key Features of the 2018 Incentive Plan

The following features of the 2018 Incentive Plan reflect equity incentive plan “best practices” intended to protect the interests of our shareholders:

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Limit on Shares Authorized. Under the 2018 Incentive Plan, the aggregate number of shares that may be issued is 3,000,000. In addition, the aggregate number of shares that may be issued pursuant to Full Value Awards is 1,000,000.

•	No Evergreen Provision. The 2018 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2018 Incentive Plan.

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No Liberal Share “Recycling.” Any shares surrendered to pay the exercise price of an option or shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award will not be added back (“recycled”) to the 2018 Incentive Plan.

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No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

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No Repricing of Stock Options or Stock Appreciation Rights. The 2018 Incentive Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

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No Liberal Change in Control Definition. The 2018 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

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Annual Limit on Awards to Directors. The Plan establishes an annual limit on the dollar value of equity awards made to non-employee directors. In any calendar year, no non-employee director may be granted awards denominated in shares having an aggregate grant date fair value in excess of $250,000.

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Awards Subject to Forfeiture or Clawback. Awards under the 2018 Incentive Plan will be subject to the Company’s clawback policy, and any forfeiture and penalty conditions determined by the Compensation Committee.

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No Dividend Equivalents Paid on Unvested Awards. The 2018 Incentive Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the 2018 Plan prohibits the granting of dividend equivalents on stock options and stock appreciation rights.

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Minimum Vesting Requirements. Under the 2018 Incentive Plan, no option, stock appreciation right, restricted stock, RSU, performance award or other stock-based award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant (except that awards with a shorter vesting schedule may be granted with respect to a maximum of 5% of the aggregate number of shares available for issuance under the 2018 Incentive Plan).

•	Independent Committee Administration. The 2018 Incentive Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

Determination of Number of Shares for the 2018 Incentive Plan

The Company has a history of conservative and disciplined share usage under the 2016 Incentive Plan. In setting the number of proposed shares issuable under the 2018 Incentive Plan, our Compensation Committee and Board considered the Company’s historical equity compensation practices (including the total number of shares underlying existing equity awards, the Company’s three-year average share usage and dilution). The Compensation Committee and the Board of Directors also considered these factors in assessing the number of shares likely to be needed for future grants.

The 2018 Incentive Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers the following: the relative market position of the awards and the total compensation for each executive, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention concerns, and corporate performance. Similar considerations are taken into account in granting awards to participants who are not executive officers. Equity awards to non-employee directors have historically been granted at levels intended to be competitive, taking into account current market conditions.

Burn Rate. Burn rate, a measure of the speed at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate is defined as, in a given fiscal year, the number of shares subject to time-based equity awards granted and performance-based equity awards earned and vested, divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the 2018 Incentive Plan, the Compensation Committee and the Board of Directors considered H.B. Fuller’s burn rate for each of the past three fiscal years ended December 2, 2017, November 30, 2016 and November 28, 2015. The calculation of our burn rate is shown in the table below:

	2017	2016	2015
Time-Based Stock Options Granted	844,806	853,516	759,167
Performance-Based Stock Options Earned and Vested[1]	0	0	0
Time-Based Full Value Awards Granted	192,521	127,430	115,308
Performance-Based Full Value Awards Earned and Vested[1]	53,793	9,501	0
Weighted Average Shares of Common Stock Outstanding	50,370,000	50,136,000	50,274,000

Burn Rate	2.17%	1.98%	1.74%

(1) For purposes of calculating the burn rate, shares subject to performance-based stock options ("PSOs") and performance-based restricted stock units ("PSUs") are counted in the above burn rate calculation only to the extent shares issuable thereunder have vested, and such PSOs and PSUs are included in the year in which such vesting occurred.

Based on the burn rates in fiscal years 2017, 2016 and 2015, our three- year average burn rate was 1.96%.

Overhang. Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the 2018 Incentive Plan, is shown in the table below:

Total Potential Dilution
Remaining Reserve under 2016 Incentive Plan (“Remaining Reserve”) [1]	1,127,241
Shares Subject To Outstanding Awards under 2016 Incentive Plan and Predecessor Plans (“2016 Plan SO”) [1], 2	4,541,033
Weighted Average Shares of Common Stock Outstanding (Basic) (“CSO”) [1]	50,370,000
Total Current Dilution [3]	10.12%
Shares Reserved under 2018 Incentive Plan (“2018 Plan Shares”)	3,000,000
Total Potential Dilution [4]	13.02%

(1) As of December 2, 2017.

(2) This amount does not include 257,147 deferred phantom stock units contributed by employees and non-employee directors to the Key Employee Deferred Compensation Plan ("KEDCP") and the Director Deferred Compensation Plan ("DDCP"). The amount does include 218,029 deferred phantom stock units made as matching contributions by the Company to the KEDCP and DDCP and annual grants of deferred phantom stock units to the DDCP.

(3) Calculated as (Remaining Reserve + 2016 Plan SO), divided by (Remaining Reserve + 2016 Plan SO + CSO).

(4) Calculated as (2016 Plan SO + 2018 Plan Shares), divided by (2016 Plan SO + 2018 Plan Shares + CSO).

Summary of Material Terms of the 2018 Incentive Plan

The following summary of the material terms of the 2018 Incentive Plan is qualified in its entirety by reference to the full text of the 2018 Incentive Plan, which is attached as Annex B to this proxy statement.

Administration

The Compensation Committee will administer the 2018 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2018 Incentive Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2018 Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Also, the Compensation Committee can specify the manner in which the Awards are paid out under the 2018 Incentive Plan. Subject to the provisions of the 2018 Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2018 Incentive Plan and establish rules and regulations for the administration of the 2018 Incentive Plan.

The Compensation Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the 2018 Incentive Plan, except that the Compensation Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Code, applicable rules of the Exchange Act or applicable corporate law.

The Board may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Rule 16b-3 or Section 162(m) of the Code. Only the Compensation Committee (or another committee of the Board comprised of independent directors) may grant awards to non-employee directors.

No member of the Board or the Compensation Committee or any person to whom the Compensation Committee delegates authority under the 2018 Incentive Plan will be liable for any action or determination taken and made in good faith with respect to the 2018 Incentive Plan or any award granted under the 2018 Incentive Plan. Members of the Board and the Compensation Committee and each person to whom the Compensation Committee delegates authority under the 2018 Incentive Plan will be entitled to indemnification with regard to such actions and determinations.

Shares Available for Awards and Limits on Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2018 Incentive Plan will be 3,000,000. Of that number, a maximum of 1,000,000 shares are available for “Full Value Awards,” or awards other than options, stock appreciation rights and other awards the value of which is based solely on an increase in the value of the shares underlying such award after the date of grant. Shares of Common Stock that are issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates will not be counted against the aggregate number of shares of Common Stock available for awards under the 2018 Incentive Plan. No executive officer or other employee may be granted awards under the 2018 Incentive Plan that are intended to be fully tax deductible "qualified performance based compensation" under Section 162(m) of the Code for more than 750,000 shares in the aggregate in any calendar year. This limitation applies solely to awards denominated in shares (whether or not paid in shares). Under awards denominated in cash (whether or not paid in cash), the maximum amount payable pursuant to all awards that are intended to be fully tax deductible "qualified performance-based compensation" under Section 162(m) of the Code to any executive officer or other employee will be $5,000,000 in value. The Compensation Committee will not grant incentive stock options in which the aggregate fair market value of the shares with respect to which such options are exercisable for the first time by any participant during any calendar year exceeds $100,000. In addition, no non-employee director may be granted awards under the 2018 Incentive Plan that are denominated in shares of Common Stock with a value of more than $250,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee director to receive an award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

The Compensation Committee will adjust the number of shares and share limits described above in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2018 Incentive Plan.

Eligible Participants

Any executive officer, other employee, non-employee director or consultant or independent contractor providing services to us or any of our affiliates is eligible to receive an award under the 2018 Incentive Plan. Subject to the 2018 Incentive Plan, the Compensation Committee will have full authority to designate which eligible persons will be granted an award. As of February 14, 2018, the record date for our 2018 Annual Meeting of Shareholders, approximately 6,301 executive officers and other employees and all eight non-employee directors would have been eligible to be selected by the Compensation Committee to receive awards under the 2018 Incentive Plan. In fiscal 2017, we granted awards to approximately 569 executive officers and other employees and all of our non-employee directors.

Types of Awards and Terms and Conditions

The 2018 Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights;
•	restricted stock and RSUs;
•	Section 162(m) performance awards;
•	dividend equivalents; and
•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2018 Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock, other securities (but excluding promissory notes), other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

Fair Market Value. Determinations of fair market value under the 2018 Incentive Plan will be made in accordance with methods and procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the value of a share of Common Stock as of a given date will be the closing price per share of the Common Stock on the New York Stock Exchange on such date. Awards will be adjusted by the Compensation Committee in the case of a dividend (other than a regular cash dividend) or other distribution, recapitalization, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of Common Stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2018 Incentive Plan.

Vesting. A maximum of 5% of the aggregate number of shares of common stock available for issuance under the 2018 Incentive Plan may be issued as options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards with a vesting schedule that is over a period of less than one year from the date of grant (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of less than one year from the commencement of the period over which performance is evaluated). All other options, stock appreciation rights, restricted stock, RSUs, Section 162(m) performance awards and other stock-based awards granted under the 2018 Incentive Plan must vest at least one year from the date of grant (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, at least one year from the commencement of the period over which performance is evaluated).

Acceleration. The Compensation Committee may provide for the acceleration of the exercisability of any award or the lapse of any restrictions relating to any award, except that no award agreement may contain a definition of change in control that has the effect of accelerating the exercisability of any award or the lapse of any restrictions relating to any award upon the announcement or shareholder approval (rather than consummation) of any reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of our assets.

Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The exercise price per share under any stock option may not be less than the fair market value of the Common Stock on the date of grant of such option, except if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock option will expire no later than ten years from the date of grant. The option exercise price may be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Compensation Committee may also permit an option to be exercised by delivering to the participant a number of shares of Common Stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. In the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of our stock and our affiliates, the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date of grant, and each such incentive stock option will expire no later than five years from the date of grant. The Company does not currently grant any incentive stock options.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive the excess of the fair market value as of the exercise date of a specified number of shares of the Common Stock over the grant price of the stock appreciation right. The grant price of any stock appreciation right may not be less than the fair market value of the Common Stock on the date of grant of such stock appreciation right, except if such stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Each stock appreciation right will expire no later than ten years from the date of grant. Stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The Company does not currently grant any stock appreciation rights.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of RSUs will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The company does not currently grant any restricted stock.

Section 162(m) Performance Awards. The Compensation Committee may grant awards under the 2018 Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. A Section 162(m) performance award may be denominated or payable in cash, shares of Common Stock (including restricted stock and RSUs), other securities, other awards or other property and confers on the holder the right to receive payments, in whole or in part, upon the achievement of one or more Section 162(m) performance goals during performance periods as established by the Compensation Committee. The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, designate all participants for the performance period and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Code.

Section 162(m) performance goals must be based solely on one or more of the following business criteria, individually or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);
•	sales or revenue;
•	costs or expenses;
•	net profit after tax;
•	gross profit (dollars);
•	gross margin (%);
•	operating income;
•	earnings (whether before or after taxes);
•	earnings before interest and taxes (EBIT);
•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;
•	return on actual or pro forma equity;
•	return on actual or pro forma net assets;
•	return on actual or pro forma capital;
•	return on actual or pro forma net capital employed;
•	earnings per share (EPS) (basic or diluted);
•	earnings per share from continuing operations;
•	pre-tax income;
•	operating income margin;
•	net income attributable to the Company;
•	total shareholder return (TSR);
•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
•	return on invested capital;
•	stock price;
•	return on sales;
•	net working capital;
•	return on gross investment (ROGI);
•	total business return (TBR);
•	value creation;
•	net trade revenue;
•	return on investment;
•	contribution margin (dollars or %);
•	quality metrics;
•	new product introduction metrics.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may, when it establishes performance goals, also specify that an adjustment be made for one or more items related to events or occurrences which the Compensation Committee determines should appropriately be excluded or included (as the case may be), including but not limited to (i) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, items that are unusual or infrequent in occurrence, (ii) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect), or (iv) other items as publicly disclosed in the Company’s quarterly earnings release. To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without exposing the Company to potentially adverse tax or other legal consequences, the Compensation Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

Under the 2018 Incentive Plan, the Compensation Committee is required to certify that the applicable Section 162(m) performance goals have been met prior to payment of any performance awards to participants. As noted above, the maximum number of shares of Common Stock that may be issued with respect to Section 162(m) performance awards denominated in shares to any participant in the aggregate in any calendar year is 750,000 and the maximum amount that may be paid with respect to Section 162(m) performance awards denominated in cash to any participant in the aggregate in any calendar year is $5,000,000 in value. Any performance-based RSUs granted under the 2018 Stock Incentive Plan will be intended to be Section 162(m) performance awards.

We note that the Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, makes significant changes to the deduction limit under Section 162(m) of the Code, all of which will be effective for taxable years beginning on and after January 1, 2018. The Act eliminates the current exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and has not been subsequently materially amended.

Under the 2018 Incentive Plan, the Compensation Committee is authorized to grant awards that may still qualify as fully deductible performance-based compensation, either under the transition rule or pursuant to other regulatory guidance. For avoidance of doubt, nothing in the 2018 Incentive Plan limits the Committee’s ability to grant performance-based awards (or non-performance based awards) that are not intended to be qualified performance based compensation within the meaning of Section 162(m) of the Code.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of Common Stock, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents to a participant in connection with grants of options, stock appreciation rights or other awards the value of which is based is solely on an increase in the value of our common stock after the grant of such award. Moreover, no dividend equivalent payment shall be made to a participant with respect to any award prior to the date on which all conditions or restrictions relating to the award have been satisfied, waived or lapsed.

Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2018 Incentive Plan. No such other stock-based award can contain a purchase right or an option-like feature.

Counting Shares

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2018 Incentive Plan. Awards that do not entitle the holder to receive or purchase shares, and shares issued under awards granted in substitution for awards previously granted by an entity that is acquired by or merged with us or one of our affiliates, will not be counted against the aggregate number of shares available for awards under the 2018 Incentive Plan.

In general, if shares covered by an award are not purchased or are forfeited or are reacquired by us, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2018 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the 2018 Incentive Plan. Notwithstanding the foregoing, shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award, shares covered by a stock-settled stock appreciation right that are not issued in connection with settlement in shares upon exercise, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the 2018 Incentive Plan.

Amendment and Termination

The 2018 Incentive Plan will terminate on January 18, 2028, unless earlier terminated by the Board. No awards may be made after that date, provided that no performance award intended to be qualified performance-based compensation under Section 162(m) of the Code may be granted under the 2018 Incentive Plan after the fifth year following the year in which our shareholders approved the related performance goals unless and until the performance goals or the 2018 Incentive Plan are re-approved by our shareholders. Unless otherwise expressly provided in an applicable award agreement, any award granted under the 2018 Incentive Plan prior to expiration may extend beyond the expiration of the 2018 Incentive Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2018 Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2018 Incentive Plan that would (1) increase the number of shares of Common Stock available for issuance under the 2018 Incentive Plan, (2) increase the award limits under the 2018 Incentive Plan, (3) permit repricing of options or stock appreciation rights, (4) increase the maximum term permitted for options or stock appreciation rights under the 2018 Incentive Plan, (5) permit awards of options or stock appreciation rights at a price less than fair market value (other than as permitted under the 2018 Incentive Plan), (6) cause us to be unable to grant incentive stock options under the 2018 Incentive Plan, or (7) if and to the extent the exemption under Section 162(m) of the Code for "qualified performance-based compensation" is available with respect to awards granted under the 2018 Incentive Plan, cause such exemption to become unavailable with respect to such awards. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the New York Stock Exchange or any other securities exchange that are applicable to us. The Compensation Committee may amend the 2018 Incentive Plan, without prior approval of our shareholders, to comply with any changes in tax law impacting the tax deductibility of awards under the 2018 Incentive Plan to the extent such amendments are for the purpose of maximizing the tax deductibility of awards.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any stock appreciation right previously awarded, whether through amendment, cancellation, repurchase and replacement grant or any other means, except in connection with a dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2018 Incentive Plan.

Clawback or Recoupment

All awards under the 2018 Incentive Plan will be subject to forfeiture or other penalties pursuant to the Company’s clawback policy and such forfeiture and penalty provisions as are determined by the Compensation Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving the Company, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the 2018 Incentive Plan and subject to the terms of the 2018 Incentive Plan, to (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such award or realization of the participant’s vested rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Transferability of Awards

Except as otherwise provided by the Compensation Committee in its discretion and subject to additional terms and conditions as it determines, no awards (other than fully-vested and unrestricted stock awards) and no right under any under the 2018 Incentive Plan, and no rights under any such award, may be transferred (other than by will or by the laws of descent and distribution) or pledged, alienated, attached or otherwise encumbered. When the Compensation Committee does permit the transfer of an award (other than a fully-vested and unrestricted stock awards), under no circumstances may such permitted transfer be for value.

Federal Income Tax Consequences

Grant of Options and Stock Appreciation Rights. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we generally will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and Stock Appreciation Rights. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or stock appreciation right will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or stock appreciation right.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2018 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, makes significant changes to the deduction limit under Section 162(m), all of which will be effective for taxable years beginning on and after January 1, 2018. The Act eliminates the current exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2018 Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2018 Incentive Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2018 Incentive Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2018 Incentive Plan, as it will only take effect upon shareholder approval. In addition, the Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2018 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2018 Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the New York Stock Exchange on February 14, 2018, the record date for our 2018 Annual Meeting of Shareholders, was $50.48.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the H.B. Fuller Company 2018 Master Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of December 2, 2017, the last day of our fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,323,005[1]	$42.55[2]	1,127,241[3]
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	4,323,005	$42.55	1,127,241

(1)	Consists of outstanding stock options to acquire 3,860,764 shares of common stock and 462,241 outstanding restricted stock units granted under the Company’s equity compensation plans.

(2)	Consists of the weighted average exercise price of stock options granted under the Company’s equity compensation plans.

(3)

Number of shares of common stock remaining available for future issuance under the 2016 Incentive Plan. Excludes shares that would be available under the 2018 Incentive Plan, if approved by our shareholders.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement, Annual Report and Notice of Internet Availability of Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Annual Report and/or Notice of Internet Availability of Proxy Materials to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, H.B. Fuller Company, or call (651) 236-5825.

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

Certain financial information presented in this proxy statement under the captions “Proxy Summary - 2017 Performance Highlights" and " Executive Compensation—Compensation Discussion and Analysis - Fiscal 2017 Business Results” does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. Such non-GAAP information provided may not be consistent with methodologies used by other companies. The non-GAAP information is reconciled with reported GAAP results in the tables below.

NET REVENUE GROWTH

(Unaudited)

Fiscal Year Ended December 2, 2017

Total H.B. Fuller
Price	0.8%
Volume	6.1
Mix	(0.4%)
Acquisitions	4.1%
Constant Currency Growth[1]	10.6%
Foreign Exchange	(2.2%)
Royal acquisition	3.7%
Extra Week	(2.0%)
10.1%

	For the Fiscal Year ended	For the Fiscal Year ended
	December 2, 2017	December 3, 2016
DILUTED EARNINGS PER SHARE -- GAAP AMOUNT TO NON-GAAP ADJUSTED EARNINGS PER SHARE (Unaudited)

Diluted earnings per share (GAAP)	$1.13	$2.42
Costs related to integrating and accounting for past potential acquisitions	$0.28	$0.04
Business integration costs not classified as special charges	$-0-	$0.07
Costs related to accretion and revaluation of the Tonsan call option agreement	$(0.08)	$(0.10)
Organizational restructuring to support 2020 plan	$0.30	$-0-
Make-whole cost on debt repayment	$0.32	$-0-
Advisory/financing fees	$0.43	$-0-
Removal of impact of Royal acquisition	$0.05	$-0-
Other costs	$0.08	$0.05
Adjusted diluted earnings per share (AEPS)1, 2 a	$2.50[a]	$2.48

(1)      Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, product mix and acquisitions and excludes revenue changes driven by foreign currency translation. For fiscal 2017, constant currency revenue also excludes the revenue generated from Royal Adhesives for the six weeks it was operated by the Company. The table above reconciles each component of net revenue growth.

(2)     AEPS is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: (a) special charges related to the “business integration”; (b) organizational realignment to support the 2020 strategic plan as announced in December 2016; (c) restructuring in the EIMEA related to operational efficiency improvement projects; (d) combining Construction Products segment facilities in Illinois; (e) Project ONE development costs; (f) the closing of a facility in the Philippines; (g) integrating and accounting for past and present acquisitions and all transaction related costs of the Royal Adhesives acquisition in addition to the income generated from the Company operating the Royal Adhesives for six weeks.

a       Amounts may not add due to rounding.

Certain financial information presented in this proxy statement under the captions "Executive Compensation -- Compensation Discussion and Analysis -- Fiscal 2017 Short-Term Incentive Compensation" are non-GAAP financial measures and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the manner in which cash bonuses were determined under the Company's Short-Term Incentive Plan (the "STIP"). The non-GAAP information provided may not be consistent with methodologies used by other companies. Such non-GAAP information is reconciled with reported GAAP results in the tables below. All information is in thousands (except per share amounts) and is unaudited.

The reconciliation of GAAP diluted earnings per share to AEPS, which we use as one of our STIP metrics, is shown in the table on page A-2. which we use for our short-term incentive plan metric can be found above.

COMPANY ORGANIC REVENUE - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

(US $000s)
Company Net Revenue (GAAP)	2,306,043
Acquisitions	(80,926)
Foreign Exchange Adjustment to Budget Rates	(38,311)
Adjusted Company Organic Revenue – STIP	2,186,806

COMPANY OPERATING INCOME - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

Company Operating Income (GAAP)	126,141
Acquisitions	5,464
Foreign Exchange Adjustment to Budget Rates	(4,779)
Special items[1]	68,529
Adjusted Company Operating Income – STIP	195,355

COMPANY ORGANIC REVENUE - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP (CEO)

Fiscal Year Ended December 2, 2017

Company Revenue (GAAP)	2,306,043
Acquisitions	(80,926)
Wisdom Adjustment	(67,978)
Foreign Exchange Adjustment to Budget Rates	(38,311)
Adjusted Company Organic Revenue – STIP (CEO)	2,118,828

COMPANY OPERATING INCOME - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP (CEO)

Fiscal Year Ended December 2, 2017

Company Operating Income (GAAP)	126,141
Acquisitions	5,464
Wisdom Adjustment	(706)
Foreign Exchange Adjustment to Budget Rates	(4,779)
Special items[1]	68,529
Adjusted Company Operating Income – STIP (CEO)	194,649

AMERICAS ADHESIVES SEGMENT ORGANIC REVENUE -

GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

(US $000s)
Americas Adhesives Segment Revenue (GAAP)	888,552
Acquisitions	(3,892)
Corporate Allocated Revenue	(793)
Foreign Exchange Adjustment to Budget Rates	2,705
Adjusted Americas Adhesives Segment Organic Revenue – STIP	886,572

AMERICAS ADHESIVES SEGMENT OPERATING INCOME -

GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

Americas Adhesives Segment Operating Income (GAAP)	98,979
Acquisitions	146
Foreign Exchange Adjustment to Budget Rates	132
Special items[1]	14,099
Americas Adhesives Segment Operating Income – STIP	113,356

CONSTRUCTION PRODUCTS ("CP") ORGANIC REVENUE -

GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

CP Segment Revenue (GAAP)	238,513
Foreign Exchange Adjustment to Budget Rates	(963)
Corporate Allocated Revenue	(262)
Adjusted CP Segment Organic Revenue – STIP	237,288

CP EBITDA - GAAP AMOUNT TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

CP Segment EBITDA (GAAP)	15,196
Foreign Exchange Adjustment to Budget Rates	(65)
Special items[1]	7,746
CP EBITDA – STIP	22,877

EIMEA SEGMENT ORGANIC REVENUE - GAAP AMOUNT

TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

EIMEA Segment Revenue (GAAP)	548,438
Corporate Allocated Revenue	(523)
Foreign Exchange Adjustment to Budget Rates	(16,729)
EIMEA Segment Organic Revenue – STIP	531,186

EIMEA SEGMENT OPERATING INCOME - GAAP AMOUNT

TO ADJUSTED AMOUNT USED FOR THE STIP

Fiscal Year Ended December 2, 2017

(US $000s)
EIMEA Segment Operating Income (GAAP)	29,870
Foreign Exchange Adjustment to Budget Rates	(1,745)
Special items[1]	12,574
EIMEA Adjusted Operating Income – STIP	40,699

(1)     Adjusted operating income is a non-GAAP financial measure that excludes the following costs included in the adjusted operating income reconciliation tables above: (a) special charges related to the “business integration”; (b) organizational realignment to support the 2020 strategic plan as announced in December 2016; (c) restructuring in the EIMEA segment related to operational efficiency improvement projects; (d) combining CP facilities in Illinois; (e) Project ONE development costs; (f) the closing of a facility in the Philippines; (g) integrating and accounting for past and present acquisitions and all transaction related costs of the Royal Adhesives acquisition in addition to the income generated from the Company operating the business of Royal Adhesives for six weeks.

(2)      Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, product mix and acquisitions. Constant currency revenue excludes revenue changes driven by foreign currency translation. For fiscal 2017, constant currency revenue also excludes the revenue generated from Royal Adhesives for the six weeks it was operated by the Company. The tables above reconcile each component of net revenue growth.

Annex B

H.B. fuller company
2018 master INCENTIVE PLAN

Section 1.    Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Section 162(m) Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and, solely for any Award intended to be a Section 162(m) Performance Award, an “outside director” within the meaning of Section 162(m).

(g)     “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h)     “Director” shall mean a member of the Board.

(i)     “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)     “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(k)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)     “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)     “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(r)     “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)      “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(t)     “Plan” shall mean the H.B. Fuller Company 2018 Master Incentive Plan, as amended from time to time.

(u)     “Prior Plans” shall mean the H.B. Fuller Company 2016 Master Incentive Plan (and any predecessor plans thereto) and the H.B. Fuller Company 2009 Director Stock Incentive Plan.

(v)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w)     “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x)     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(y)      “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(z)     “Section 162(m) Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(aa)     “Section 162(m) Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

●	economic value added (EVA);
●	sales or revenue;
●	costs or expenses;
●	net profit after tax;
●	gross profit (dollars);
●	gross margin (%);
●	operating income;
●	earnings (whether before or after taxes);
●	earnings before interest and taxes (EBIT);
●	earnings before interest, taxes, depreciation and amortization (EBITDA);
●	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;
●	return on actual or pro forma equity;
●	return on actual or pro forma net assets;
●	return on actual or pro forma capital;
●	return on actual or pro forma net capital employed;
●	earnings per share (EPS) (basic or diluted);
●	earnings per share from continuing operations;
●	pre-tax income;
●	operating income margin;
●	net income attributable to the Company;
●	total shareholder return (TSR);
●	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
●	return on invested capital (ROIC);
●	stock price;
●	return on sales;
●	net working capital;
●	return on gross investment (ROGI);
●	total business return (TBR);
●	value creation;
●	net trade revenue;
●	return on investment;
●	contribution margin (dollars or %);
●	quality metrics;
●	new product introduction metrics.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also specify that an adjustment be made for one or more items related to events or occurrences which the Committee determines should appropriately be excluded or included (as the case may be), including but not limited to (A) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, items that are unusual or infrequent in occurrence, (B) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect), or (D) other items as publicly disclosed in the Company’s quarterly earnings release. To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

(bb)     “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)     “Share” or Shares” shall mean share(s) of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee)     “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration

(a)     Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)     Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), applicable exchange rules or applicable corporate law.

(c)     Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m); and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)     Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.     Shares Available for Awards

(a)     Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares available for granting Full Value Awards shall not exceed 1,000,000. On and after shareholder approval of this Plan as provided in Section 11, no awards shall be granted under the Prior Plans (although all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans).

(b)     Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)

Shares Added Back to Reserve. Subject to the limitations in (ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)

Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in (i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)

Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)     Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)     Award Limitations Under the Plan.

(i)

Section 162(m) Limitation for Awards Denominated in Shares. No Eligible Person may be granted Awards that are intended to be fully tax deductible “qualified performance-based compensation” under Section 162(m), for more than 750,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing limit applies solely to Awards that are denominated in Shares (whether or not paid in Shares).

(ii)

Section 162(m) Limitation for Awards Denominated in Cash. The maximum amount payable pursuant to all Awards that are intended to be fully tax deductible “qualified performance-based compensation” under Section 162(m) payable to any Eligible Person in the aggregate in any taxable year shall be $5,000,000 in value. The foregoing limit applies solely to Awards that are denominated in cash (whether or not paid in cash), and the limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii)

Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $250,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.     Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards

(a)     Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)

Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)     Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)     Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)

Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)     Section 162(m) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Section 162(m) Performance Awards that are intended to be fully tax deductible “qualified performance-based compensation” within the meaning of Section 162(m). (For avoidance of doubt, nothing in this paragraph shall limit the Committee’s ability to grant performance-based Awards (or non-performance-based Awards) under the Plan that are not intended to “qualified performance-based compensation” within the meaning of Section 162(m).) A Section 162(m) Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Section 162(m) Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Section 162(m) Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Section 162(m) Performance Award granted, the amount of any payment or transfer to be made pursuant to any Section 162(m) Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Section 162(m) Performance Awards shall be conditioned solely on the achievement of one or more objective Section 162(m) Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)

Timing of Designations; Duration of Performance Periods. For each Section 162(m) Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Section 162(m) Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Section 162(m) Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Section 162(m) Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount.

(ii)

Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Section 162(m) Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(e)     Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed. Notwithstanding any provision in any Award that provides for payment of dividend equivalent amounts in the form of Shares, the Committee may, in its discretion, pay such dividend equivalent amounts in cash in lieu of Shares.

(f)     Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(f) shall contain a purchase right or an option-like exercise feature.

(g)     General Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(i)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iii)

Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Where the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such permitted transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(iv)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(v)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Section 162(m) Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(vi)

Minimum Vesting. Except as provided below, no Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Section 162(m) Performance Award or Other-Stock Based Award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant (or, in the case of vesting based upon the attainment of Section 162(m) Performance Goals or other performance-based objectives, over a period of less than one year measured from the commencement of the period over which performance is evaluated).

(A)

Notwithstanding the foregoing, a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or other Stock-Based Awards that do not comply with the applicable one-year minimum vesting requirements set forth above.

(B)	For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Sections 4(a) and 4(b) of the Plan apply.

(C)

Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(g)(viii).

(vii)

Acceleration of Vesting or Exercisability. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(viii)

Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.     Amendment and Termination; Corrections

(a)     Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that would:

(i)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;

(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(vi) of the Plan;

(v)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a)(ii) and Section 6(b) of the Plan;

(vi)

permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(vii)	cause the Company to be unable to grant Incentive Stock Options under the Plan; or

(viii)

if and to the extent that the Section 162(m) exemption for qualified performance-based compensation is available for Awards issued under the Plan, cause such exemption to become unavailable with respect to the Plan. For avoidance of doubt, the Committee may amend the Plan, without prior approval of shareholders, to comply with any changes in tax law impacting the tax deductibility of Awards under this Plan to the extent that such amendments are for the purpose of maximizing the tax deductibility of Awards.

(b)     Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of such Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

that, subject to Section 6(g)(viii), such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c)     Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.     Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements if required by ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions

(a)     No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)     Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)     Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)     No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)     Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.     Effective Date of the Plan

The Plan was adopted by the Board on January 18, 2018. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 12, 2018, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

Section 12.     Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 18, 2028 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Section 162(m) Performance Award shall be granted under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the Section 162(m) Performance Goals unless and until the Section 162(m) Performance Goals or the Plan is re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

H.B. FULLER COMPANY
P.O. BOX 64683
ST. PAUL, MN 55164-0683

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FUL2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36359-P00774 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

H.B. FULLER COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. To elect three directors for a three-year term	☐	☐	☐	______________________

Nominees:

01) Thomas W. Handley
02) Maria Teresa Hilado
03) Ruth Kimmelshue

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the proxy statement.	☐	☐	☐
3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 1, 2018.	☐	☐	☐
4. The approval of the H.B. Fuller Company 2018 Master Incentive Plan.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E36360-P00774

H.B. FULLER COMPANY
Annual Meeting of Shareholders
April 12, 2018
This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, John J. Corkrean and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held over the Internet at www.virtualshareholdermeeting.com/FUL2018 on Thursday, April 12, 2018 at 2:00 p.m. local time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For Participants in the 401(k) Plan: This voting instruction form is sent to you on behalf of Great-West Trust Company, LLC as Trustee of the H.B. Fuller Company 401(k) & Retirement Plan (the "Plan"). Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instructions must be received no later than 11:59 p.m. Central Time on Monday, April 9, 2018, to be counted.

As a participant in the Plan, the undersigned hereby directs Great-West Trust Company, LLC, as Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned's proportionate interest in the Plan at the Annual Meeting of Shareholders to be held on Thursday, April 12, 2018 at 2:00 p.m. local time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares at the Annual Meeting.

Continued and to be signed on reverse side